As filed with the Securities and Exchange Commission on November 1, 2000
                                                 Registration No.   ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                        AMERICAN SOUTHWEST HOLDINGS, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                        86-0800964                     211110
--------                        ----------                     ------
(State or other                (IRS Employer        (Primary Standard Industrial
jurisdiction of            Identification Number)    Classification Code Number)
incorporation or
organization)

                               c/o John A. Yellich
                              13545 Milwaukee Court
                            Thornton, Colorado 80241
                                 (303) 475-2929
               (Address, including zip code, and telephone number,
         including area code, registrant's principal executive offices)
                           --------------------------
                          The Corporation Trust Company
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (302) 658-7581
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                               Gary R. Blume, Esq.
                              Blume Law Firm, P.C.
                     11811 North Tatum Boulevard, Suite 1025
                           Phoenix, Arizona 85028-1699

Approximate date of commencement of proposed public offering: This registration is for the resale of securities previously sold. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                         CALCULATION OF REGISTRATION FEE


Title of each                                        Proposed
class of                            Amount           Maximum           Proposed                  Amount of
Securities to                       to be            Offering Price    Maximum                   Registration
be registered                       Registered       Per Share (1)     Offering Price (1)        Fee
-------------                       ----------       -------------     ------------------        ---
Common Stock, par value $0.001,
underlying Regulation D Placement
Offering Dated  May 8, 2000         2,400,000        $0.10             $240,000                  $63.36

Common Stock, par value $0.001,
underlying warrants sold in
reliance on Regulation D on
on May 8, 2000                      2,400,000        $0.15             $360,000                  $95.04

Common Stock, par value $0.001,
underlying Regulation D Placement
Offering Dated June 30, 1999        900,000          $0.02             $18,000                   $4.75

Common Stock, par value $0.001,
issued for services on
July 27, 1999                       100,000          $0.02             $2,000                    $0.53

Common Stock, par value $0.001,
underlying Regulation D
Placement Offering Dated
October 1, 1999                     570,000          $0.10             $57,000                   $15.05

Common Stock, par value $0.001,
issued for services on
October 26, 1999                    900,000          $0.10             $90,000                   $23.76

Common Stock, par value $0.001,
underlying Regulation D Placement
Offering Dated February 25, 2000    1,520,000        $0.10             $152,000                  $40.13

Common Stock, par value $0.001,
underlying warrants sold in reliance
on Regulation D, between July 30,
1999 and  August 14, 2000           1,600,000        $0.15             $240,000                  $63.36

Common Stock, par value $0.001,
issued for services up to and
including August 1, 2000            1,500,000        $0.10             $150,000                  $39.60

Common Stock, par value $0.001,
underlying warrants sold in
reliance on Regulation D
Placement Offering dated
September 14, 2000                  1,500,000        $0.15             $240,000                  $63.36


Common Stock, par value $0.001
underlying warrants sold in
reliance on Regulation D on
August 14, 2000                     5,750,000        $0.10             $575,000                  $151.80

TOTALS:                             19,240,000                                                   $560.74


(1) Estimated solely for calculation of the amount of the registration fee calculated pursuant to Rule 457(c).

     The Exhibit Index appears on page 24 of the sequentially numbered pages of this Registration Statement. This Registration Statement, including exhibits, contains 69 pages.

                        AMERICAN SOUTHWEST HOLDINGS, INC.
                              RESALE OF SECURITIES

     In this Form SB-2, references to "we," "us," "our," and the "Company" refer to American Southwest Holdings, Inc. American Southwest Holdings, Inc. is registering for the resale of up to 9,490,000 shares of Common Stock (the "Stock") and 9,750,000 shares of common stock underlying the warrants for Common Stock (the "Warrants" collectively the "Securities"). Those Securities have been previously issued and sold in reliance on certain exemptions from registration. The securities being registered for resale hereunder may be sold by the selling security holders, under those terms. All selling security holders, whether holding the Stock or the Warrants, may sell their stock at the then-market price or at a price greater or less than that of market price, which may affect the market for the Company's stock. The Selling Security Holders and brokers involved in the resales may be deemed to be underwriters under the Securities Act of 1933. The Company will receive payments upon exercise of the Warrants registered for resale herein, but will not receive any proceeds from the resales of Common Stock by the Selling Security Holders.

     Prior to this offering, the Common Stock of the Company has been traded on the OTC Bulletin Board under the symbol NCMI. As of June 2000, the Company has been traded on the OTC Bulletin Board under the symbol ASWT. The Company is required to file, and has filed, periodic reports with the Securities and Exchange Commission. The most recent filing has been the Company's Form 10Q-SB, quarterly report for the quarter ended June 30, 2000.

     The summary of the prospectus required by Item 503 of Regulation S-B regarding material risks in connection with the purchase of the securities may be found under Item 3 of this Form SB-2. See "Risk Factors" beginning on page 10 for a discussion of certain factors that should be considered by prospective investors.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             Price to Public         Proceeds to Company
                             ---------------         -------------------
Per Share                    N/A                     N/A
Total                        N/A                     N/A


The securities registered pursuant to this SB-2 are for resale only and will be offered to the public. The underlying sales have been completed and only the resale of these securities is being registered.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFER CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS CONSTITUTE AN OFFER OF ANY SECURITIES OR AN OFFER OF THE SHARES IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, and other information filed by the Company with the Commission can be inspected at Room 1024 of the office of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549, or at its Regional Offices located at Suite 1300, 7 World Trade Center, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filing made through the Electronic Data Gathering Analysis and Retrieval System are also publicly available through the Securities and Exchange Commission's Web site (http://www.sec.gov).

     Investors are cautioned that this registration statement contains certain trend analysis and other forward looking statements that involve risks and uncertainties. Words such as "expects," "anticipates," "intends," "plans,"
"believes,"  "seeks,"  "estimates,"   variations  of  such  words  and  similar
expressions are intended to identify such forward looking statements. These statements are based on current expectations and projections about the oil, mining, and technology industry and assumptions made by management and are not guarantees of future performance. Therefore, actual events and results may differ materially from those expressed or forecasted in the forward looking statements due to factors such as the effect of changing economic conditions, material changes in currency exchange rates, conditions in the overall oil, mining, and technology market, risks associated with product demand and market acceptance risks, the impact of competitive products and pricing, delays in new product development and technological risks and other risk factors identified in the Company's filings with the Securities and Exchange Commission.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

                                   THE COMPANY

     American Southwest Holdings, Inc. (the "Company," "ASHI") was incorporated in the state of Delaware on October 20, 1989, under the name of Condon Corporation. Our name was changed to Namibian Copper Mines, Inc. on July 28, 1995 and was further changed to American Southwest Holdings, Inc. on June 13, 2000. We had been involved in copper mining in the country of Namibia until 1998, when we ceased operations. We are currently exploring oil, mining, and technology possibilities, primarily in China. We currently have no executive offices and operate out of a business office and our attorney's office. Our business office is located at 13545 Milwaukee Court, Thornton, Colorado, 80241.


                                THE REGISTRATION

Securities to Be Registered
---------------------------

We are registering for the resale of up to 9,490,000 shares of common stock and 9,750,000 warrants for shares of common stock.

Common Stock
------------

The common stock being registered in this Form SB-2 falls into two categories: shares issued in exchange for services and shares issued in a series of offerings under Regulation D, Rule 506. We issued a total of 100,000 shares of common stock at $0.02 per share for services rendered on July 27, 1999, and an additional 900,000 shares at $0.10 per share on October 26, 1999. We are also registering 1,500,000 shares of common stock issued August 14, 2000, at a price of $0.15 per share for services rendered up to and including August 1, 2000. Shares are also being registered that were sold in six offerings under Rule 506. We sold 900,000 shares of common stock at $0.02 per share beginning June 30, 1999, and 570,000 shares of common stock at a price of $0.10 per share beginning October 1, 1999. A total of 1,520,000 shares of common stock were sold beginning February 25, 2000 at $0.10 per share. An offering was commenced on May 8, 2000 in which 240,000 shares were sold at $0.10 per share. Finally, we are registering 1,600,000 shares of common stock sold at $0.10 per share on September 14, 2000. All of these transactions are described in more detail in the section entitled "Recent Sales of Unregistered Securities."

Common Stock Warrants
---------------------

The warrants being registered in this Form SB-2 are all for shares of our common stock that are to be issued upon the exercise of the warrants. A total of 9,750,000 warrants have been issued and 9,750,000 shares of common stock underlying the warrants are being registered. Of the warrants, 5,750,000 are exercisable at $0.10 per share and 4,000,000 at a price of $0.15 per share. These warrants all have an expiration date of June 30, 2002.

Offering Price
--------------

All shares were offered under the terms of their individual offerings and proceeds have been received by the Company. This registration is for the resale of those Securities.

Shares of Common Stock Outstanding
----------------------------------

As of September 30, 2000, the Company has 18,863,950 shares of common stock outstanding.

Use of Proceeds
---------------

The Category "Use of Proceeds" is not applicable to this registration,  as it is
being  conducted  for  purposes  of  resale  of  previously   offered  and  sold
securities.

Risk Factors
------------

Investment in the Company involves certain general business risks and risks specifically inherent in the mineral exploration industry. As detailed elsewhere, this is a start-up company subject to federal and state regulation. This registration involves the resale of up to 9,490,000 shares of common stock of the Company and 9,750,000 shares of common stock currently represented by stock warrants Past investors received the protection of the regulations regarding restricted securities and the inability of the holder to freely trade those securities. With this registration the securities will be freely tradeable and may cause a negative impact on the market if exercised and traded. See "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

     The following tables set forth the summary financial information and other equity information of the Company. The summary financial information in the tables is derived from the financial statements of the Company and should be read in conjunction with the financial statements, related notes and other financial information included herein. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION" and "FINANCIAL STATEMENTS."

Statement of Operations Data

                                     Audited
                                     -------
                                                              Years Ended
                                                              December 31,
                                                1999             1998              1997
                                                ----             ----              ----
Revenues                                        $        -       $          -      $          -

Expenses
    General and Administrative                     185,176             112,078           197,722
Total Expenses                                     185,176             112,078           197,722

Other Income and Expenses
   Interest Income                                                                            25
   Extraordinary Losses                            (19,753)         (1,588,799)       (6,089,063)

Net Loss                                          (204,929)         (1,700,877)       (6,286,760)
Net Loss Available to
  Common Stockholders                             (204,929)         (1,700,877)       (6,286,760)

Net (Loss) Per Share of
   Common Stock                                 $     0.02       $        0.19     $        0.80


Balance Sheet Data:
ASSETS

                                                                       1999             1998
                                                                       ----             ----
CURRENT ASSETS
         Cash                                                          $      212       $      328

DEFERRED MINERAL EXPLORATION COSTS

PROPERTY AND EQUIPMENT (AT COST)
         Mining properties (Haib project)
         Roads
         Machinery and equipment                                                            31,014
         Furniture, fixtures and office equipment                                           16,788

         Total property and equipment                                                       47,802

         Less accumulated depreciation                                                     (28,050)

         Net property and equipment                                                         19,752


                                                                       September 30,      September 30,
                                                                       2000               1999
                                                                       ----               ----
OTHER ASSETS
         Organization Costs, net                                           14,000               38,000
         Deposits and other assets
         Net other assets                                                  14,000               38,000

         Total Assets                                                  $   14,212         $     58,080


CURRENT ASSETS
         Cash                                                          $  292,116         $        476

DEFERRED MINERAL EXPLORATION COSTS

OTHER ASSETS
         Organization Costs, net                                                                24,000
         Deposits and other assets

         Net other assets                                                      -                24,000

         Total Assets                                                  $  252,116         $     24,476

                                                    LIABILITIES

                                                                       1999             1998
                                                                       ----             ----
CURRENT LIABILITIES
         Accounts Payable                                              $     90,530     $
         Notes Payable
         Interest Payable
                  Total Current Liabilities                                  90,530             -

STOCKHOLDER'S EQUITY
         Common stock - authorized 100,000,000 shares at
          $.001 par value; issued and outstanding 8,190,960
          shares in 1997 and 6,237,960 in 1996                               10,944             9,264
         Paid in Capital                                                 11,329,802        11,243,482
         Common stock subscribed - 1,085,000 shares in 1996
         Deficit accumulated during the development stage               (11,417,064)      (11,194,666)

                  Total Stockholder's Equity                                (76,318)           58,080

                  Total liabilities and stockholder's equity           $     14,212     $      58,080


                                                                       September 30,    September 30,
                                                                       2000             1999
                                                                       ----             ----
CURRENT LIABILITIES
         Accounts Payable                                              $    23,530      $    25,000
         Notes Payable
         Interest Payable

                  Total Current Liabilities                            $    23,530      $    25,000

STOCKHOLDER'S EQUITY
         Common stock - authorized 100,000,000 shares at
          $.001 par value; issued and outstanding 10,943,950
          shares in 1999 and 18,863,950 in 2000                             18,864           10,944
         Paid in Capital                                                12,188,882       11,329,802
         Deficit accumulated during the development stage              (11,432,064)     (11,194,666)

                  Total Stockholder's Equity                               228,586             (526)

                  Total liabilities and stockholder's equity           $   252,116      $    24,474



                                  RISK FACTORS

     The securities being registered involve a substantial risk. If you are considering the purchase of the Shares, you should give consideration to the following risk factors:

We currently have no projects in place other than the proposed China project and, if this fails to materialize, another project must be sought.

     Our only currently project is the proposed China project, which has not yet been finalized. If this project fails to materialize, we will have to find a different project to enter into. There is no guarantee that an alternative project will be available. Additionally, we may have expended substantial funds before the China project is finalized and, if it fails, we may have insufficient funds to pursue a new project. In either case, the business may be forced to terminate.

A portion of our income on the China project may be generated from sales of oil that have not yet been discovered and which may not exist.

     The Yanchang oil field is a large and not fully defined oil resource that has been developed utilizing non- western technology. We believe that, over a period of time, a concerted program of exploration and systematic production and refurbishing utilizing Western technology may identify new resources and upgrade the existing production wells of this resource. There is no guarantee, however, that this field has the oil reserves we anticipate or that upgrading to Western technology will increase profitability. If either of these contingencies fail, the venture will be abandoned and we may not be profitable.

Oil exploration is a historically high risk business with great liabilities associated with it.

     The search for oil and gas has historically been marked by unprofitable efforts resulting not only from the drilling of dry holes, but also from wells which, though productive, will not produce oil in sufficient quantities to return a profit. We may incur substantial liabilities in excess of insurance coverage as a result of a blow-out, fire, personal injury or other casualty. Pollution which might be caused by our operations could also result in liabilities and restrictions on our activities. If properties are proven productive, there is no assurance such production can be sold at the most favorable rates or in optimum quantities. The oil and gas industry in China is competitive and includes a number of large, well-established, government-based companies which possess substantially greater resources than we possess.

The price of oil has been volatile in the past few years.

     In the past few years, the price of oil has been volatile. There is no assurance that in the future the price for oil will remain stabile at current prices. If the price of oil decreases profitability will lessen.

We will be competing with other potential purchasers of prospects and producing properties, most of which will have greater financial resources.

     There is competition for prospects and producing properties. We will be competing with other potential purchasers of prospects and producing properties, most of which will have greater financial resources. Due to the state of the oil and gas industry, the bidding for prospects has become particularly intense with different bidders evaluating potential acquisitions with different technologies and pricing parameters and other criteria that result in potentially widely divergent bid prices. The presence in the market of bidders willing to pay prices higher than are supported by our evaluation criteria could further limit our ability to acquire prospects. Low or uncertain prices for properties can cause potential sellers to withhold or withdraw properties from the market. In this environment, there can be no assurance that there will be a sufficient number of suitable prospects available for acquisition by us or that we can sell prospectus or obtain financing for or participants to join in the development of prospects.

We may encounter operating and environmental hazards that increase our liability substantially.

     We may encounter hazards incident to the operation of oil properties, such as accidental leakage of petroleum liquids and other unforeseen conditions, if we participate in developing a well, substantial liabilities to third parties or governmental entities may be incurred. It is anticipated that customary insurance coverage will be obtained, but we could be subject to liability for pollution and other damages or may lose substantial portions of prospects or producing properties due to hazards which cannot be insured against or which have not been insured against due to prohibitive premium costs or for other reasons. Chinese governmental regulations relating to environmental matters could also increase the cost of doing business or require alteration or cessation of operations in certain areas.

We may not be insured against all losses or liabilities which may arise from operations.

     We may not be insured against all losses or liabilities which may arise from operations, either because such insurance is unavailable in China or because we have elected not to purchase such insurance due to high premium costs or other reasons. We do not have any insurance in place as of the date of this registration statement.

US Federal and Chinese Taxation affects and may continue to affect our profits.

     US Federal and Chinese income tax laws are of particular significance to the oil and gas industry. The "windfall profits tax" adopted in 1980 reduces the profits which we may realize in the production of crude oil. Recent legislation has eroded previous benefits to oil and gas producers, and any subsequent legislation may continue this trend. There can be no assurance that the tax laws will not be changed or interpreted in the future in a manner which adversely affects us.

Government regulation in both the United States and China may substantially impact our business.

     The oil and gas business is subject to substantial governmental regulation, including the power to limit the rates at which oil and gas are produced and to fix the prices at which oil and gas are sold. It cannot be accurately predicted whether additional legislation or regulation will be enacted or become effective. Regulations in both China and the United States will apply to us.

Oil reserve and future net revenues estimates are inexact and subjective and may not prove to have been correct over time.

     Oil reserve estimates are necessarily inexact and involve matters of subjective engineering judgment. Any estimates of future net revenues and the present value of such revenues are based on price and cost assumptions we have provided as our best estimate. These estimates may not prove to have been correct over time. A further decline in oil prices may require us to write down the value of our oil reserves.

We will require additional investment in order to commence the China project, which we may not be able to obtain.

     The China project will require substantial initial investment on our part. As a result, we will require additional investment in the Company to generate sufficient funds. There is no guarantee that these funds will be obtained. If we are not successful in raising sufficient capital, we will not be able to follow through on the project and may have to terminate the business. In this case, investors would lose their entire investment.

Investors may be unwilling to invest in a project involving the Chinese government.

     While we feel that China is a stable country and that the Chinese government poses no risk to the China project, potential investors may be unwilling, for moral or other reasons, to invest in a company involved with China or, more generally, with a country historically tied to the Communist party. This may impede our ability to generate sufficient funds as required for the China project, in which case we may not be able to complete the project and the business may terminate.

We have not commissioned any market studies.

     In formulating our business plan, we have relied on the judgment of our officers, directors , and consultants. We have not conducted any formal independent market studies concerning the demand for our proposed services, nor are any planned. The effect of the registration of the Securities has not been analyzed for its effect on our operations, our ability to obtain funds or financing, or the variations in share price due to additional shares being available for sale.

While we were organized several years ago, we have not been operational for several years.

     We were organized in 1989, but have not operated or generated any income since 1998. Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event our business plan is unsuccessful. We have only limited experience and are expanding our operations , which may or may not provide us with profits. We have not had any revenues in 1999 or 1998. We have also not been profitable at any time, having an accumulated loss of $204,929 in 1999.

Sale of Securities May Negatively Affect Funding Attempts

     The resale of the securities may make it difficult for us to obtain funding , and therefore negatively impede our operations . As of June 30, 2000, there are 18,863,950 outstanding shares of common stock. This registration will result in up to 19,240,000 additional shares of the Company's common stock being introduced to the market if all warrants are exercised and the underlying shares of common stock sold.

     If all options, warrants and other instruments are exercised as detailed in this Registration Statement, there will be 28,613,950 shares outstanding. This will have the effect of causing a dilution of the share price of the Common Stock. This dilution may cause various potential funders and financiers to not consider us or to cause us to receive less favorable funding due to the dilution of our market value.

Our management owns a substantial share of our outstanding common stock.

     Our management currently owns 18.02% of the outstanding Common Stock, which may be sufficient to control voting. Accordingly, new shareholders will lack an effective vote with respect to the election of directors and other corporate matters.

We have not offered dividends to shareholders in the past.

     Our Board of Directors presently intends to cause us to follow a policy of retaining earnings, if any, for the purpose of increasing our net worth and reserves. Therefore, there can be no assurance that you or other shareholders will receive any cash, stock, or other dividends on your shares of Common Stock. Future dividends on Common Stock, if any, will depend on future earnings, financing requirements and other factors. Since the time of inception we have not paid dividends to shareholders.

We are dependance on our executive officers.

     We are highly dependent on the services of our officers. Attracting and retaining qualified personnel is critical to our business plan. No assurances can be given that we will be able to retain or attract such qualified personnel or agents, or to implement its business plan successfully. Should we be unable to attract and retain the qualified personnel necessary, our ability to implement our business plan successfully would be limited.

You will experience a dilution in the market value of your common stock when the shares being registered in this statement become available for trading.

     The securities currently held by investors will be subject to dilution in market value as more securities are available for trading. As detailed elsewhere in this registration statement (see "DILUTION"), if all of the securities, including those not subject to this registration statement, were to be exercised, it would result in 28,613,950 shares outstanding, as opposed to a total of 18,863,950 shares of common stock outstanding as of September 30, 2000. Even though not all of these shares will be free trading, all of them may cause the market price of our common stock to decrease.

We are a development stage company and have had no significant revenues to date.

     We are a  development  stage  Company as defined  in  Financial  Accounting
Standards Board Statement No. 7. We are devoting substantially all of our present efforts in establishing a new business and, although planned principal operations have commenced, there have been no significant revenues. Management's plans regarding the matters which raise doubts about our ability to continue as a going concern are disclosed in Note 1 to the financial statements. These factors raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                 USE OF PROCEEDS

     This registration is for purposes of resale of issued shares only. As a result, there are no use of proceeds to be discussed. The uses of proceeds obtained from the offerings of which these securities were a part are disclosed in the section entitled "Description of Business." We will not receive any proceeds from the sale of the selling security holders' securities. We will receive proceeds from the exercise of warrants, as discussed elsewhere in this registration statement. The use of those proceeds has been detailed in each of their offering memorandums.

                         DETERMINATION OF OFFERING PRICE

     Because this registration is for purposes of resale of issued shares only, there was no determination of offering price. The manner in which the offering prices for the offerings and warrants of which these securities are a part have been previously disclosed under the terms of each of the offerings and warrants.


                                    DILUTION

     This registration statement is for the resale of certain securities. As of September 30, 2000, there are 21,613,950 outstanding shares of common stock. This registration will result in up to 9,750,000additional shares of the Company's common stock being introduced to the market if all warrants are exercised and the underlying shares resold.

     If all warrants are exercised and all placement shares sold as detailed in this Registration Statement, there will be 28,613,950 shares outstanding. If we assume all additional shares are to be exercised and made available for sale and that the market value of the Company remains set, the introduction of additional shares to the market could have a detrimental effect on the price of the shares.


                            SELLING SECURITY HOLDERS

     The following table lists the holders the Common Stock and warrants being registered for resale:

                                      Common Shares       Common Shares         Common Shares      Percentage
                   Relation to        Owned Prior         Offered for           Owned After        Owned After
Name               Registrant         to Registration     Holder's Account      Registration       Registration
----               ----------         ---------------     ----------------      ------------       ------------
Fronden Pty, Ltd   None               200,000             200,000               200,000            0.7%
Forrester
   Nominees Co.    None               500,000             500,000               500,000            1.7%
Blume Law Firm     Attorney to Co.    50,000              50,000                50,000             0.17%
Lancer Resources   None               150,000             150,000               150,000            0.52%
Sizz Pty Ltd.      None               320,000             320,000               320,000            1.1%
Jelk Organization  None               700,000             700,000               700,000            2.4%
Bodie Investment
   Pty, Ltd.       None               450,000*            450,000*              450,000*           1.6%
Garzon Holdings
   Pty, Ltd.       None               150,000             150,000               150,000            0.52%
Woonda Nominees
   Pty, Ltd.       None               700,000*            700,000*              700,000*           2.4%
Banque Privee
   Edmond de
   Rothschild      None               900,000             900,000               900,000            3.1%
Billie J. Allred   former Officer     100,000             100,000               100,000            0.34%
Fairvista Pty Ltd  None               145,000             145,000               145,000            0.5%
Public Image Ltd   None               130,000             130,000               130,000            0.45%
Jennifer Riley     None               75,000              75,000                75,000             0.26%
Courage Corp.      None               220,000             220,000               220,000            0.76%


                                      Common Shares       Common Shares         Common Shares      Percentage
                   Relation to        Owned Prior         Offered for           Owned After        Owned After
Name               Registrant         to Registration     Holder's Account      Registration       Registration
----               ----------         ---------------     ----------------      ------------       ------------
Caldwell
   Associates Ltd  None               700,000*            700,000*              700,000*           2.4%
New Concept
   Marketing       None               200,000*            200,000*              200,000*           0.70%
Ross Hannon        None               2,000,000*          2,000,000*            2,000,000*         7.0%
Synergie
   Communications None                5,350,000*          5,350,000*            5,350,000*         18.6%
Vivienne Freeman None                 300,000*            300,000*              300,000*           1.0%
Doyle Resources
 Capital Pty Ltd   Officer            1,400,000*          1,400,000*            4,400,000*         4.8%
Syntek Resources   None               3,000,000*          3,000,000*            3,000,000*         10.4%
Bulle Investments  None               750,000             750,000               750,000            2.6%
Simeon J
   Investments     Officer            750,000             750,000               750,000            2.6%


* Shares listed include warrants that have not yet been exercised.


                              PLAN OF DISTRIBUTION

     This registration is for the resale of securities only. After the shares have been registered, the holders will have the option, at the individual shareholder's discretion, to offer their securities for sale. The shares underlying the common stock warrants may be offered for sale by the holders after the warrants have been exercised. All sales of securities will be either in private transactions between individuals or sold through broker-dealer transactions. There would be no consideration paid in private sales, but broker-dealers may be paid a commission at their customary rates.


                                LEGAL PROCEEDINGS

     The Company has had no legal proceedings during the past three years.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Name/Age                       Title
--------                       -----
Alan Doyle                     President, Secretary, Treasurer, Director
Peter Holsworth                Director
John Yellich                   Vice President
Steven Liu                     Vice President


     Alan Doyle was elected to the board of directors in 1995.

ALAN DOYLE (Age 46). Mr. Doyle is an Economic Geology graduate with a post-Graduate diploma in Mineral Economics. He worked for and held senior positions with several large international resource companies prior to entering the financial services industries in the early 1980s. Mr. Doyle then worked as a mining analyst and in the corporate division for two international stockbrokers before setting up his own corporate advisory firm in 1990. He later set up the investment banking firm of Turnbull Doyle Resources Pty Ltd, which invested in various international mining projects. Subsequently, Mr. Doyle set up Doyle Capital Partners Pty Ltd as an investment banking firm. Mr. Doyle has been the President and a Director of the Company since July 1995. He is also the Chairman of International Precious Metals, Inc., a Canadian corporation.

JOHN A. YELLICH (Age 56). Mr. Yellich is a Certified Professional Geologist with a degree in Geology. From 1986 to 1994, Mr. Yellich was Manager and Director of Environmental Consulting Services for Union Pacific Company, US Pollution Control, Inc. in Boulder, Colorado. Many of the projects were derived from natural resource functions. He was Manager and Director of Environmental Consulting Services for Laidlaw Environmental Services in Boulder, Colorado, from 1994 to 1997. (Laidlaw purchased the company from Union Pacific.) Many of the projects he was involved with at this company derived from inappropriate natural resource functions. From 1997 to 1999, Mr. Yellich was Vice President and Chief Executive Officer of International Precious Metals, Inc. in Phoenix, Arizona. This company focused on precious metals exploration. From 1998 to the present he has been a independent consulting geologist for various clients regarding mining-related activities and an OSHA and DOT consultant on special projects. He has also conducted training classes in OSHA and DOT regulations associated with hazardous materials. Mr. Yellich has been the Company's Vice President since June 2000.

PETER HOLSWORTH (Age 57). Mr. Holsworth is a director of numerous private companies involved in commodity development, commodity trading, marketing, and international finance. During his business career, he has owned and managed successful businesses both domestically and internationally. He brings to the Company a wealth of experience and business contacts through his local and international associations. Mr. Holsworth has a great deal of experience doing business in China and is a member of the Institute of Chartered Accountants in Australia. Mr. Holsworth was elected to the Board of Directors in August 2000.

STEVEN LIU (Age 48). Mr. Liu, originally from Beijing, China, has been based in Sydney, Australia, for the last ten years. In China, he worked for the Central Government's Department of Foreign Economics and Trade. He has consulted for a wide range of businesses, including chemical, machinery, telecommunications, and oil.

     Mr. Doyle and Mr. Yellich were officers of International Precious Metals, Inc. when it filed for Bankruptcy under Chapter 11 of the Bankruptcy Code in Phoenix, Arizona. Case # 98-07721-PHX-SSC was filed on June 19, 1998 and the filing was converted into a Chapter 7 on November 8, 1999.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 30, 2000, the beneficial ownership of the Company's Common Stock by each person known by the Company to beneficially own more than 5% of the Company's Common Stock outstanding as of such date and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.



(1)                (2)                                    (3)                                      (4)
                   Name and address of                    Amount and Nature                        Percent of
Title of Class     beneficial owner                       Of Beneficial Ownership (1)              Class (1)
--------------     ----------------                       ---------------------------              ---------
Common Stock       Cede & Co.**                           Nominee for
                   P.O. Box 222                           3,431,109 shares of
                   New York, New York                     Common Stock                             18.19%

Common Stock       Springbok Investments                  2,000,000 shares of
                   P.O. Box 11978                         Common Stock
                   Windhoek, Namibia                                                               10.60%


Common Stock       Alan Doyle                             3,398,000 shares of
                   President, Secretary,                  common stock                             18.01%
                   Treasurer, Director

Common Stock       John Yellich                           1,000 shares of
                   Vice President                         common stock                             0.01%


Common Stock       Peter Holsworth                        3,000,000 shares of
                   Director                               common stock                             15.90%

Common Stock       Ross Hannon                            1,000,000 shares of
                   4 The Grove                            common stock
                   Sydney, NSW, Australia                                                          5.30%

Common Stock       Jelk Organization**                    Nominee for 1,400,000
                   Grande Rue                             shares of common stock
                   Chateau d'Oex, Switzerland                                                      7.42%

Common stock       Directors and Officers                 6,399,000 shares                         33.92%
                   as a group (3 persons)


** Note the above registered shareholders are nominees of the beneficial owners of the common shares of the Corporation.

                            DESCRIPTION OF SECURITIES

Common Stock
------------

     Holders of the Common Stock are entitled to one vote for each share held by them of record on the books of the Company in all matters to be voted on by the stockholders. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available, and in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. Declaration of dividends on Common Stock is subject to the discretion of the Board of Directors and will depend upon a number of factors, including the future earnings, capital requirements and financial condition of the Company. The Company has not declared dividends on its Common Stock in the past and the management currently anticipates that retained earnings, if any, in the future will be applied to the expansion and development of the Company rather than the payment of dividends.

     The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is, and the Common Stock offered by the Company hereby will, when issued, be validly issued, fully paid and nonassessable.

Voting Requirements
-------------------

     The Articles of Incorporation require the approval of the holders of a majority of the Company's voting securities for the election of directors and for certain fundamental corporate actions, such as mergers and sales of substantial assets, or for an amendment to the Articles of Incorporation.

     There exists no provision in the Articles of Incorporation or Bylaws that would delay, defer or prevent a change in control of the Company.

Transfer Agent
--------------

     The transfer agent and registrar for the Company's Common Stock is Holladay Stock Transfer, Inc., 2939 North 67th Place, Scottsdale, Arizona 85251. Its telephone number is 480-481-3940.

Shares Eligible for Future Sale
-------------------------------

     As of September 30, 2000, the Company had 18,863,950 shares of Common Stock outstanding. Of the 18,863,950 shares of Common Stock outstanding, 6,399,000 shares of Common Stock are beneficially held by "affiliates" of the Company. All shares of Common Stock registered pursuant to this Registration Statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" of the Company as defined for purposes of the Securities Act.

     In general, under Rule 144 as currently in effect, a person who has beneficially owned "restricted" securities for at least two years, including persons who may be deemed to be "affiliates" of the Company, may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the Common Stock then outstanding or, (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of the Company and who has beneficially owned shares for at least three years would be entitled to sell such shares under Rule 144 without regard to the volume and other limitations described above.

     Prior to this registration, the Common Stock has traded on the OTC Pink Sheets under the symbol "NCMI." No prediction can be made of the effect, if any, of future public sales of "restricted" shares or the availability of "restricted" shares for sale in the public market at the market price prevailing from time to time. Nevertheless, sales of substantial amounts of the Company's "restricted" shares in any public market that may develop could adversely affect prevailing market prices.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

     Blume Law Firm, P.C., the Company's corporate and securities counsel, is the holder of 50,000 shares of common stock being registered in this Form SB-2 Registration Statement.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The Company has indemnified all officers, directors and controlling persons of the Company against all liabilities from the sale of securities which might arise under the Securities Act of 1933 other than as stated under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to such persons pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                             DESCRIPTION OF BUSINESS

     American Southwest Holdings, Inc. was incorporated in the state of Delaware on October 20, 1989, under the name of Condon Corporation. On December 15, 1989, we merged with Cordon Corporation, a Nevada Corporation, with the Delaware entity being the surviving corporation. We filed for bankruptcy under Chapter 11 and on April 19, 1994, the U.S. Bankruptcy Court, Northern District of Texas, issued an order closing and finalizing the bankruptcy proceedings. Under the terms of the bankruptcy, we were forced to liquidate all of our assets. The proceeds were then distributed among the creditors, thereby satisfying all of our outstanding debts. We halted operations and ceased to do business at the conclusion of the bankruptcy proceedings. We utilized a "fresh-start" accounting method in our re-organization.

     On July 14, 1995, we effected a reverse split of our $0.001 par value common stock at a ratio of one new share for every fifty old shares. This reduced the total number of shares issued and outstanding to 152,207. At this time, Alan Doyle, Peter Prentice, and Willo Stear were appointed to the Board of Directors and Paul Adams and Dave Wilson resigned as officers and directors of the Company.

     At a Special Shareholders' Meeting held on July 28, 1995, the Shareholders ratified a name change of the Company to Namibian Copper Mines, Inc.

     A total of 2,000,000 post-split shares and 1,000,000 warrants exercisable at US $5.00 on or before August 31, 1998, were issued to investors outside of the U.S. in reliance upon Regulation S in order to fund the earning of up to 70% of the Haib Copper Project, a copper mine located in the country of Namibia. An offering was commenced on August 21, 1995, in reliance upon Regulation S of the Securities Act of 1933, as amended, offering 3,000,000 shares of our common stock to raise additional funds for the purchase of the Haib Copper Project. A supplementary offering, also under Regulation S, was made at $3.50 per share plus one warrant for every three shares purchased. These warrants were exercisable at $3.50. All sales of the offering and supplement were to non-US residents in non-U.S. transactions. Of these shares offered, 1,325,000 were sold. In 1997, we failed to meet our commitment to fund our right to earn a seventy (70%) interest in the Haib Copper Project. As a result, the joint venture partner, Great Fitzroy Mines, N.L., gave notice to forfeit part of the interest in the project and our interest was reduced to forty-five percent (45%). In 1998, we received a further notice of forfeiture from Great Fitzroy Mines, N.L., due to our inability to meet our additional commitments. We lost our interest in the project at that time.

     Will Stear resigned from the Board of Directors on December 15, 1995, and Peter Prentice resigned from the Company's Board of Directors in 1997. Billie J. Allred was then appointed to the Board. At this time, the Board was reduced to two members, Alan Doyle and Billie J. Allred.

     In April 1999, we commenced discussions with two Cypress firms regarding acquiring their rights to various interests and agreements with a Russian government corporation involved with diamond cutting and marketing. We proposed to enter into identical agreements with two entities formed in and operating out of Cyprus. These entities were Mosquito Mining Limited ("Mosquito") and Select Mining Limited ("Select"). Both entities are controlled by the same parties. The agreements provided options to purchase rights to strategic interests and agreements developed by Mosquito and Select with a Russian governmental company JVSC Alrosazoloto Co. Ltd. Each set of interests and agreements was to be purchased in exchange for US $3,250,000 or, at the option of each of Mosquito and Select, common shares in the Company. After a further period of due diligence, we decided not to proceed with the transaction as had been presented at the 1999 annual meeting.

     John A.  Yellich was  appointed  Vice  President  of the Company on June 8,
2000.

     The 2000 annual meeting was held on June 9, 2000. At that meeting, the shareholders approved changing the Company's name from Namibian Copper Mines, Inc. to American Southwest Holdings, Inc. Articles of Amendment to effect this name change were filed with the Delaware Secretary of State on June 12, 2000 and became effective on June 13, 2000. Due diligence is currently ongoing with this project and we are currently studying its feasibility. At the

2000 annual meeting, the shareholders also approved the 2000 incentive stock plan. Under this plan, 1,000,000 shares of our common stock has been reserved for issuance to our officers, directors, and employees.

     On August 15, 2000, Peter Holsworth was appointed a Director of the Company and Steven Liu was named Vice President.

     We are currently investigating a possible project in the People's Republic of China. A letter of intent was signed by the parties on May 8, 2000. The project is located approximately 800 kilometers west-southwest of Beijing in the Shaanxi Province. There are currently only 10 producing wells in the proposed project area. We propose to drill a further 40 production wells. The investigation has been experiencing delays and the Company is unsure as to when this will be concluded. We will be joint venturing on this project with Wuhan Pengling Group Company Limited, a Chinese company.

     The Yanchang oil field is a large and not fully defined oil reserve that has been developed utilizing non-western technology. We believe that, over a period of time, a concerted program of exploration and systematic production and refurbishing that utilizes the latest Western technology will identify new resources and upgrade the existing production wells. This development is also in keeping with the recently stated policy of the Chinese Central Government in support of modernization of industry and resources in western China. We intend to undertake a further period of investigation utilizing American-based oil consultants and contractors.

     We currently have no executive offices and operate out of a business office at the offices of Vice President John Yellich in Thorton Colorado. The telephone number is (303) 475-2929. No compensation is paid for the use of this office.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     When used in this discussion, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures made by the Company which attempt to advise interested parties of the factors which affect the Company's business, in this report, as well as the Company's periodic reports on Forms 10-KSB, 10QSB and 8-K which will be filed with the Securities and Exchange Commission.

Overview
--------

     We are non-operational and have been since 1997. We are searching for an acquisition or business combination and will have no activity until that time. All operations have been funded by the sale of equity in the company under the terms of various exempt transactions.

Results of Operations
---------------------

     Revenues. We generated $0 in revenues for the three months ended September 30, 2000, versus $0 revenues for the same period in 1999. To date, we have not relied on revenues for funding. We expect to derive the majority of our funding from private sources.

     General  and  Administrative  Expenses.   During  the  three  months  ended
September 30, 2000, we incurred $378,045 in general and administrative expenses. The total cumulative expense during the development stage is $4,326,220.

     Income. There has been no income in 1999 or 2000 and only $76,794 from July 28, 1995 to the present.

     Provision for Income Taxes. As of September 30, 2000, our accumulated deficit was $11,977,160, and as a result, there has been no provision for income taxes.

     Net Income. For the three months ended September 30, 2000, we recorded a net loss of $380,045, or $0.05 per share. The loss of $380,045 for 2000 was primarily from costs of investigation in China with pending business projects.

Liquidity and Capital Resources
-------------------------------

     As at September 30, 2000, we had a cash balance of $202,116, compared to $476 as of September 30, 1999. The amounts expended were used to bring us current and came from private funds.

     As at September 30, 2000, we had $0 in accounts receivable, compared to $0 as at September 30, 1999. We have been nonfunctioning during this time frame.

     As at September 30, 2000, we had $23,530 in accounts payable and $25,000 for the period ended September 30, 1999.

     Our future funding requirements will depend on numerous factors. These factors include our ability to receive additional funding to meet our reporting obligations and find some form of acquisition or business combination.

     We may raise additional funds through private or public equity investment in order to expand the range and scope of its business operations. We may seek access to the private or public equity but there is no assurance that such additional funds will be available for us to finance its operations on acceptable terms, if at all.


                             DESCRIPTION OF PROPERTY

     We once had offices in Namibia, Australia, and Mesa, Arizona. These offices were all closed when we became inactive in 1997. We currently operate out of the office of John Yellich in Thornton, Colorado. We do not pay rent for the use of the premises.

     We do not own any investments or interests in real property. There are no plans in place for us to make any investments.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the past two years, none of our officers or directors have been an interested party to any contract or other transaction between us and a third party.


              MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

Market Information
------------------

     Our common stock trades on the NASD Electronic Bulletin Board under the symbol ASWT. The following table sets forth the high and low sale price information for the periods indicated:

                                                          High                   Low
                                                          ----                   ---
July-September 2000                                       $0.375                 $0.070
April-June 2000                                           $0.625                 $0.100
January-March 2000                                        $0.040                 $0.070
October-December 1999                                     $0.110                 $0.070
July-September 1999                                       $0.300                 $0.130
April-June 1999                                           $0.562                 $0.040
January-March 1999                                        $0.093                 $0.030
October-December 1998                                     $0.093                 $0.025
July-September 1998                                       $0.218                 $0.093
April-June 1998                                           $0.312                 $0.125
January-March 1998                                        $0.312                 $0.187
October-December 1997                                     $0.500                 $0.125
July-September 1997                                       $0.437                 $0.187
April-June 1997                                           $2.125                 $0.875
January-March 1997                                        $3.00                  $1.125


Holders
-------

     As of October 10, 2000 there were approximately 274 stockholders of record of our Common Stock, although this figure does not include shareholders using Cede & Co. as a nominee.

Dividend Policy
---------------

     We have never paid a dividend and do not anticipate paying any dividends in the foreseeable future. It is the present policy of the Board of Directors to retain our earnings, if any, for the development of our business.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

                                                                           Long-Term Compensation Awards
                                                                           -----------------------------
                               Annual Compensation                                      Securities
Name and Principal                                                   Other Annual       Underlying All Other
Position                       Year               Salary     Bonus   Compensation       Options    Compensation
--------                       ----               ------     -----   ------------       -------    ------------
Alan Doyle                     2000               -0-       -0-      3,398,000          -0-        -0-
President, Secretary,          1999               -0-       -0-      -0-                -0-        -0-
Treasurer, Director            1998               -0-       -0-      -0-                -0-        -0-
                               1997               -0-       -0-      -0-                -0-        -0-
John Yellich, Vice President   2000               -0-       -0-      1,000              -0-        -0-
Steven Liu, Vice President     2000               -0-       -0-      -0-                -0-        -0-
Peter Holsworth, Director      2000               -0-       -0-      3,000,000          -0-        -0-


Option/SAR Grants to Officers and Directors in Last Fiscal Year

                                        Percent of total options/
                     Options/SARs       SARs granted to employees        Exercise or
Name                 Granted (#)        in fiscal year                   base price ($/Sh)       Expiration Date
----                 -----------        --------------                   -----------------       ---------------
Alan Doyle           1,400,000 shares   100%                             $0.15                   June 30, 2002
                     and warrants


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                     Shares Acquired                 Number of unexercised
                     on exercise (#)                 options/SARs at            Value of unexercised
                     exercisable/       Value        FY-end (#)                 exercisable/in-the-money options/SARs
Name                 unexercisable      realized ($) unexercisable              at FY-end ($)
----                 -------------      ------------ -------------              -------------
NONE


Directors' Compensation

     Director received no compensation for each meeting attended except for out-of-pocket expenses.


                              FINANCIAL STATEMENTS

                               COMPILATION REPORT
                        AMERICAN SOUTHWEST HOLDINGS, INC.

                               SEPTEMBER 30, 2000

                       AMERICAN SOUTHWEST HOLDINGS, INC.
                         (A Development Stage Company)

                               TABLE OF CONTENTS
                                 June 30, 2000



DOCUMENT                                PAGE NO.
Table of Contents                       2
Compilation Sheet                       3
Balance Sheet -- Assets                 4
Balance Sheet -- Liabilities            5
Statement of Operations                 6
Statement of Stockholder's Equity       7-9
Statement of Cash Flows                 10
Notes to Financial Statements           11-15

                       ASHWORTH, MITCHELL, BRAZELTON, PLLC
                               4225 N. BROWN AVE.
                              SCOTTSDALE, AZ 85251




To the Board of Directors and Stockholders
American Southwest Holdings, Inc.

We have compiled the accompanying balance sheet of American Southwest Holdings, Inc. as of September 30, 2000, and the related statements of income and retained earnings and cash flows for the period then ended, in accordance with standards established by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and accordingly do not express an opinion or any other form of assurance on them.

/s/ Ashworth, Mitchell, Brazelton, PLLC

Scottsdale, AZ
October 16, 2000

                        AMERICAN SOUTHWEST HOLDINGS, INC.

                          (A Development Stage Company)

                                  BALANCE SHEET

                    September 30, 2000 and September 30, 1999

                                     ASSETS

                                              September 30,              September 30,
                                              2000                       1999
                                              ----                       ----
CURRENT ASSETS
         Cash                                 $       202,116            $            476
         Funds in Escrow                               50,000
                                                       ------                   ---------
                  Total Current Assets                252,116                         476
DEFERRED MINERAL EXPLORATION COSTS

OTHER ASSETS
         Organization Costs, net                       24,000
         Deposits and other assets
                                                       ------                   ---------

         Net other assets                              -                           24,000
                                                       ------                   ---------

         Total Assets                         $       252,116            $         24,476
                                              ===============            ================




   The accompanying notes are an integral part of these financial statements.

                        AMERICAN SOUTHWEST HOLDINGS, INC.

                          (A Development Stage Company)

                                  BALANCE SHEET

                    September 30, 2000 and September 30, 1999

                                   LIABILITIES

                                                                        September 30,           September 30,
                                                                        2000                    1999
                                                                        ----                    ----
CURRENT LIABILITIES
         Accounts Payable                                               $       23,530          $       25,000
         Notes Payable
         Interest Payable

                  Total Current Liabilities                                     23,530                  25,000

STOCKHOLDER'S EQUITY
         Common stock-authorized, 100,000,000 shares at
           $.001 par value; issued and outstanding, 10,943,950
           shares in 1999 and 18,863,950 in 2000                                18,864                  10,944
         Paid in Capital                                                    12,188,882              11,329,802
         Deficit accumulated during the development stage                  (11,432,064)            (11,194,666)
         Current Income (Loss)                                                (547,096)               (146,606)

                  Total Stockholder's Equity                                   228,586                    (526)

                  Total liabilities and stockholder's equity           $       252,116          $       24,474




    The accompanying notes are an integral part of these financial statements

                        AMERICAN SOUTHWEST HOLDINGS, INC.

                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                Sept. 30, 2000, and Sept. 30, 1999 and cumulative

                                                                                                 Period from
                                            Cumulative                                           July 28, 1995
                                            during            Quarter Ending    Quarter Ending   through
                                            development       September  30,    September 30,    December 31,
                                            stage             2000              1999             1998
                                            -----             ----              ----             ----
Revenue
     Miscellaneous Income                   $      76,794     $      -                           $       76,794

Expenses
     General and Administrative                 4,326,220            378,045     112,853              3,457,277
     Organizational Costs                          90,000              2,000      14,000                 82,000
     Loss on Disposition of Misc Assets            19,753                         19,753
     Depreciation                                  61,465                                                61,465
                                                   ------             ------     -------                  ------

            Total expenses                      4,497,438            380,045     146,606              3,600,742

     Loss from development stage operations    (4,420,644)          (380,045)   (146,606)            (3,523,948)

     Interest Income                                7,144                                                 7,144
                                                    -----           ---------   ---------                 -----

     Net operating (loss)                      (4,413,500)          (380,045)                        (3,516,804)

     Extraordinary income (expenses)

        Restatement of prior year expenses
          resulting from write-off of
          liabilities on the Hiab Project         266,135                                               266,135
        Write-down of Hiab mining
          properties, net                      (3,477,840)                                           (3,477,840)
        Loss of Disposal of Equipment             (19,753)
        Write-off of exploration and
          development costs
          on the Hiab Project                  (4,466,157)                                           (4,466,157)
                                               ----------           ---------   --------             ----------

        Net (loss)                          $ (12,111,115)    $     (380,045)                    $  (11,194,666)
                                            =============     ==============    =======          ==============

         Net (loss) per share               $       (1.39)    $        (0.05)                    $        (1.16)
                                            =============     ==============    =======          ==============

         Weighted average shares                8,726,701          8,726,701                          6,194,988
                                                =========          =========    =======               =========





        The accompanying notes are an integral part of these statements.

                  AMERICAN SOUTHWEST HOLDINGS, INC.

                  (A Development Stage Company)

                  STATEMENTS OF STOCKHOLDER'S EQUITY

                  September 30, 2000 and September 30, 1999

                                                                                                    Deficit
                                                                                                    Accumulated
                                                                      Additional    Common          During The
                                                 Common Stock         Paid-in       Stock           Development
                                              Shares      Amount      Capital       Subscribed      Stage           Total
                                              ------      ------      -------       ----------      -----           -----
Balance at July 28, 1995                          30,367  $     30    $             $               $               $          30

Shares issued at $.015 for services rendered   2,000,000     2,000          74,202                                         76,202

Shares issued at $0.15 for cash                2,967,493     2,967         441,747                                        444,714

Shares subscribed - 145,000 shares @ $3.50                                                507,500                         507,500
Net Loss                                                                                                 (879,868)       (879,868)
                                               --------   --------        --------        --------       --------        --------

Balance at December 31, 1995                   4,997,860  $  4,997    $    515,949  $     507,500   $    (879,868)  $     148,578

Issuance of subscribed shares                    145,000       145         507,355       (507,500)


Shares issued for cash
         604,900 shares @ $3.50                  604,900       605       2,116,545                                      2,117,150
         490,200 shares @ $5.00                  490,200       491       2,450,509                                      2,451,000

Shares subscribed at $3.50
         For cash - 85,000 shares                                                         297,500                         297,500
         For mining properties
            1,000,000 shares                                                            3,500,000                       3,500,000

         Net Loss                                                                                      (2,327,161)     (2,327,161)

Balance at December 31, 1996                   6,237,960  $  6,238    $  5,590,358  $   3,797,500   $  (3,207,029)  $   6,187,067
                                               ---------  --------    ------------  -------------   -------------       -----------

Issuance of subscribed shares                  1,085,000     1,085       3,796,415     (3,797,500)


Shares issued for cash
         370,000 shares at $2.50                 370,000       370         924,630                                        925,000
Shares issued for services
         498,000 shares at $.93                  498,000       498         463,183                                        463,681

Net (loss)                                                                                             (6,286,760)     (6,286,760)
                                               --------   --------        --------        --------       --------        --------

Balance at December 31, 1997                   8,190,960  $  8,191    $ 10,774,586  $         -     $  (9,493,789)  $   1,288,988


    The accompanying notes are an integral part of these financial statements

                        AMERICAN SOUTHWEST HOLDINGS, INC.

                          (A Development Stage Company)

                  STATEMENTS OF STOCKHOLDER'S EQUITY-CONTINUED

                    September 30, 2000 and September 30, 1999

                                                                                                    Deficit
                                                                                                    Accumulated
                                                                      Additional    Common          During The
                                                 Common Stock         Paid-in       Stock           Development
                                              Shares      Amount      Capital       Subscribed      Stage           Total
                                              ------      ------      -------       ----------      -----           -----
Balance at December 31, 1997                   8,190,960  $  8,191    $ 10,774,586  $         -     $  (9,493,789)  $   1,288,988

Issuance of shares for conversion
  of debt at $.44                              1,072,990     1,073         468,897                                        469,970

Net (loss)                                                                                             (1,700,877)     (1,700,877)

Balance at December 31, 1998                   9,263,950  $  9,264    $ 11,243,483            -     $ (11,194,666)  $      58,081

Shares issued for cash
   900,000 at $.02                               900,000       900          17,100                                         18,000

Shares issued for services
   100,000 shares at $.02                        100,000       100           1,900                                          2,000

Shares issued for cash
   680,000 shares at $.10                        680,000       680          67,320                                         68,000

Net Loss                                                                                                 (237,399)       (146,604)
                                               ---------  --------    ------------  -------------        ---------       ---------

Balance at December 31, 1999                  10,943,950    10,944      11,329,803            -       (11,432,065)           (523)

Shares issued for services
    900,000 shares at $.10                       900,000       900          89,100                                         90,000

Shares issued for cash
    1,520,000 shares at $.10                   1,520,000     1,520         150,480                                        152,000

Net Loss                                                                                                 (129,423)       (129,423)
                                               ---------  --------    ------------  -------------        ---------       ---------

Balance at March 31, 2000                     13,363,950    13,364      11,569,383        -           (11,561,488)        112,054
                                              ==========    ======      ==========  ============      ===========         =======


    The accompanying notes are an integral part of these financial statements

                        AMERICAN SOUTHWEST HOLDINGS, INC.

                          (A Development Stage Company)

                  STATEMENTS OF STOCKHOLDER'S EQUITY-CONTINUED

                    September 30, 2000 and September 30, 1999

                                                                                                    Deficit
                                                                                                    Accumulated
                                                                      Additional    Common          During The
                                                 Common Stock         Paid-in       Stock           Development
                                              Shares      Amount      Capital       Subscribed      Stage           Total
                                              ------      ------      -------       ----------      -----           -----
Net Loss                                                                                            $     (37,628)  $     (37,628)

Balance at June 30, 2000                      13,363,950    13,364      11,569,383                    (11,599,116)         74,426

Shares issued for services
  1,500,000 at $0.15 per share                 1,500,000  $  1,500    $    223,500                                  $     225,000

Shares issued for cash
  4,000,000 at $0.10                           4,000,000  $  4,000    $    396,000                                  $     400,000

Net Loss                                                                                            $    (380,045)  $    (380,045)

Balance at September 30,2000                  18,863,950  $ 18,864    $ 12,188,883                  $(11,979,161)   $     319,381

    The accompanying notes are an integral part of these financial statements

                       AMERICAN SOUTHWEST HOLDINGS, INC.

                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

            September 30, 2000 and September 30, 1999 and cumulative

                                                    Cumulative
                                                    during             Quarter Ending     Quarter Ending
                                                    development        September 30,      September 30,
                                                    stage              2000               1999
                                                    -----              ----               ----
Net (loss)                                          $   (11,943,689)   $   (380,045)      $   (122,604)
Adjustments to reconcile net loss to net
   used in operating activities:
     Depreciation                                           136,004
     Decrease in accounts receivable                          2,422
     Amortization of organizational                         120,000           2,000             14,000
     Loss or (gain) on Asset Sales                          (19,753)
     Decrease (increase) in deposits and other assets       (60,760)        (50,000)
     Increase (decrease) in accounts payable               (917,373)
     Increase (decrease) in notes payable                (1,696,722)
     Increase (decrease) in interest payable                  7,113
                                                              -----        --------           --------

Net cash (used) by operating activit                    (14,372,758)       (428,000)          (108,604)
                                                        -----------        --------           --------

Write-off of exploration costs                            4,466,157
Write-off of machinery & office eqpt                         28,049
Purchase of property and equipment                         (931,920)                            19,752
Expenditures on mineral exploration costs                (3,283,917)
Write down of mining properties                           5,654,010
                                                          ---------         -------             ------

Net cash (used) by investing activities                   5,932,379             -               19,752
                                                          ---------         -------             ------


Sales of common stock                                     7,837,496         625,000             88,000
Common stock subscriptions received                         805,000
                                                            -------         -------             ------

Net cash provided by financing activities                 8,642,496         625,000             88,000
                                                          ---------         -------             ------

Net increase (decrease) in cash                             202,117         196,955               (852)

Cash at the beginning of period                                -              5,162                328
                                                                              -----                ---

Cash at end of period                               $       202,117    $    202,117               (524)
                                                    ===============    ============               ====

   The accompanying notes are an integral part of these financial statements

                        AMERICAN SOUTHWEST HOLDINGS, INC.

                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               September 30, 2000

Namibian Copper Mines, Inc. (the "Company") is a mineral exploration and development company whose sole purpose is to explore and develop the Haib Copper Project in Namibia, Africa.

The Company was incorporated in the state of Delaware on October 20, 1989, under the name of Cordon Corporation and subsequently changed its name to Ameriserv Financial Corporation ("Ameriserv"). On April 19, 1994, bankruptcy proceedings for Ameriserv were finalized in the US Bankruptcy Court, Northern District of Texas. Under the terms of the reorganization plan, Ameriserv was forced to liquidate all of its assets and the proceeds were distributed amount the creditors, thereby satisfying all of Ameriserv's outstanding debts. Ameriserv ceased operations at the conclusion of the bankruptcy proceedings.

At a special shareholders meeting held on July 28, 1995, shareholders ratified the name change of the company from Ameriserv to Namibian copper Mines, Inc. The shareholders also approved the Company entering into a Farm-In Agreement with Great Fitzroy Mines NL of Australia in order to earn a 70% equity in the Haib Agreements, the Company undertook a reverse split on the basis of 50:1 which reduced the shares held by the pre-bankruptcy shareholders to 30,367.

In July 1995, a private placement of the Company's common stock was undertaken in order to fund preliminary work on the Haib Copper Project, provide working capital to the Company, and to enable the company to undertake more substantial capital raising in the future. Seed capital was raised which resulted in 2,967,493 fully paid shares being issued. As compensation for services rendered in conjunction with the private placement, the Company issued 1,502,000 shares to two entities; such shares were recorded at their par value.

The Company issued Peter Prentice and Alan Doyle, directors of the Company, 249,000 fully paid shares each as compensation for services rendered; such shares were recorded at the private placement price of $0.15 per share, with a corresponding charge to expenses.

The Company is party to an agreement (the "Swanson Agreement") to acquire the mining claims owned by Mr. Swanson's company, Haib Copper Co. (Pty) Limited. The total purchase consideration is $3,780,000 subject to CPI indexation. Installments totaling

                       American Southwest Holdings, Inc..
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                               September 30, 2000

$427,000 has been paid to Mr. Swanson. The Swanson Agreement entitled the Company to explore the claims and carry out mining to obtain bulk samples. When the Company defaulted on their Farm-in Agreement, their interests in the Swanson Agreement transferred to Great Fitzroy Mines, their joint-venture partner.

At the Annual Stockholder's Meeting, held June 9, 2000, in Phoenix, Arizona, the stockholders agreed to change the name of the Corporation to American Southwest Holdings, Inc., and gave the Board of Directors authority to pursue negotiations and discussions for a joint venture in Zichang County of Shaanxi Province and other areas in the Republic of China regarding oil and gas exploration in their country.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         1.  Accounting Method
             -----------------

         The Company's financial statements are prepared using United States generally accepted accounting principles with a fiscal year ending December 31.

         2.  Deferred Mineral Exploration Costs and Mineral Properties
             ---------------------------------------------------------

         Costs of acquisition and development relating to the Haib Project are capitalized on an area of interest basis.

         3.  Depreciation
             ------------

         Depreciation is computed on a straight-line basis over an estimated service life of five years.

         4.  Income Taxes
             ------------

         The Company has a net operating loss of approximately $11,000,000, which may be carried forward to reduce taxable income in future years through 2011. Because of the loss, no current provision for income taxes has been recorded for the year ended December 31, 1999.

         5.  Foreign Currency Transactions
             -----------------------------

         Monetary assets and liabilities in foreign exchange currencies have been translated into United States dollars at the exchange rates prevailing at the balance sheet date. Other assets and liabilities, revenue and expenses arising from foreign currency transactions have been translated at the exchange rate prevailing at the date of the transaction. Gains and losses arising from these translation policies are included in income.

                       American Southwest Holdings, Inc..
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                               September 30, 2000

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (continued)

         6.  Use of Estimates
             ----------------

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         7.  Estimated Fair Value Information
             --------------------------------

         Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments" requires disclosure of the estimated fair value of an entity's financial instrument assets and liabilities, as defined, regardless of whether recognized in the financial statements of the reporting entity. The fair value information does not purport to represent the aggregate net fair value of the Company.

         The following  methods and  assumptions  were used to estimate the fair
         value  of  each  class  of  financial   instruments  for  which  it  is
         practicable to estimate that value:

         Cash
         ----

         The carrying value amount approximates fair value.

         Notes Payable
         -------------

         Fair value can not be determined due to the Company's lack of credit history.

                       American Southwest Holdings, Inc..
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                               September 30, 2000

NOTE C- DEVELOPMENT STAGE AND GOING CONCERN

         Since July 28, 1995, the Company has been in the development stage and its principal activities have consisted of raising capital, obtaining property or exploration rights and conducting exploratory operations in anticipation of completing a feasibility study on the Haib Copper Project.

         The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenue from mining operations and, at December 31, 1997, has accumulated a deficit from its operating activities and has incurred substantial obligations. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, and achieving satisfactory levels of profitable operations. The financial statements include adjustments resulting from the default on the Farm-In Agreement with Great Fitzroy Mines NL and the write-down of assets relating to the Haib Project. It is unlikely the Company will continue in the mining industry.

         In April 1999, the Company commenced discussions with two Cypress firms regarding acquiring their rights to various interests and agreements with a Russian government corporation involved with diamond cutting and marketing. The Company proposed to enter into identical agreements with two entities formed in and operating out of the island nation of Cyprus. These entities were Mosquito Mining Limited ("Mosquito") and Select Mining Limited ("Select"). Both entities are controlled by the same parties.

         The agreements were options to purchase rights to strategic interests and agreements developed by Mosquito and Select with the Russian governmental company JVSC Alrosazoloto Co. Ltd. Each set of interests and agreements was to be purchased in exchange for US $3,250,000 or, at the option of each of Mosquito and Select, common shares in the Company. The Company was to be able to exercise its right to the interests and agreements at any time within 120 days of signing each agreement at its discretion if certain conditions were met.

         A shareholder's meeting was held on August 2, 1999. At this meeting, the shareholders approved the proposed agreements. Members authorized a corporate name change, and an 8:1 rollback of the Company's common stock subject to a 120 due diligence period.

         After a further period of due diligence, the company decided not to proceed with The transaction as had been presented at the annual meeting.

                       American Southwest Holdings, Inc..
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                               September 30, 2000

NOTE C - DEVELOPMENT STAGE AND GOING CONCERN (CONTINUED)

         Discussions have been held with various firms during the first quarter of 2000, in regards to selling the shares of the company. These discussions have not been advantageous to the Company, and no discussions are currently in process.

         Currently the Company is engaged in the due diligence process regarding a possible project in the People's Republic of China. A letter of intent has been signed between the parties. The project is located approximately 800 KM west-southwest of Beijing in the Shaanxi Province. This project entails drilling 40 production wells in the oil fields, where reserves are estimated at 90 million tons of oil. The Company will be joint venturing with Wuhan Pengling Group Company, Limited, and would be entering into a contract with the county government of Zichang in the Shaanxi Province. The Company would have the right to drill 300 well in the onshore Yanchang field in the Zichang County, which has estimated reserves approximating 560 million barrels of oil and unspecified amounts of gas. The company will receive 80% equity in these 300 wells for the full expenditure which will be recouped out of production. The Company will also have the right to refurbish up to 2,000 of the existing government wells, with a right of equity participation in these wells. There will also be exploration rights over certain areas not previously explored in the Zichang County, which encompasses part of the Yanchang oil field.

NOTE D - DEFAULT ON FARM-IN AGREEMENT

         During 1997, the Company was unable to raise sufficient funds for the continued development of the Haib Project. As a result, the Company has defaulted on its Farm-In Agreement with Great Fitzroy Mines NL to earn an 80% interest in the Haib project. At December 31, 1997, the following adjustments and write-downs were made to reduce assets to their expected net realizable value.

               Deferred Mineral Exploration costs in the amount of $4,887,852 were written off.

               In 1997, total capitalized costs of the Haib mining property in the amount of $5,740,262 were reduced by $4,151,463 to $1,588,799 representing a 20% interest in the Haib project.

               Liabilities in the amount of $2,684,118 relating to the Haib project have been written off.

               Prior year expenses resulting from the write-off liabilities in the amount of $266,136 have been restated (reduced).

                       American Southwest Holdings, Inc..
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

                               September 30, 2000

         Effective December 31, 1998, additional write-offs of $1,588,788 were made resulting in the Company owning no residual interest in the Haib Project.

         In 1999, the Company determined that it needed to write off all its remaining fixed assets, as they we no longer owned by the Company. All machinery and office equipment were removed from the balance sheet and the loss on the disposition of these assets were noted. Expenses were recorded for the purpose of getting the Company ready to re-register its stock on the NASD Bulletin Board. The Company has successfully completed the filing of its financial information with the SEC. Accordingly, the Company is in compliance with the new NASD OTC Bulletin Board eligibility rules for continued quotation as a fully reporting company.

NOTE E - WARRANTS

         At December 31, 1999, the Company had no outstanding warrants to be redeemed.

NOTE F - STOCK OPTION PLAN

         At the Stockholders meeting held in June, 2000, the Company authorized an employee stock option plan to benefit employees, and reward them for their performance. Currently options have been issued to two employees:
         Wangshu Liu for 100,000 shares and John Yellich for 50,000 shares.

                  ASHWORTH, FRANCIS, MITCHELL, BRAZELTON, PLLC
                               4225 N. BROWN AVE.
                              SCOTTSDALE, AZ 85251

                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



Board of Directors
Namibian Copper Mines, Inc.

We have audited the accompanying balance sheet of Namibian Copper Mines, Inc., as of December 31, 1999, 1998,and December 31, 1997, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Namibian Copper Mines, Inc., as of December 31, 1999, 1998, and December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note C of the financial statements this company is still in its development stage, and the statements are prepared based upon the assumption that the company will continue as a going concern. The company is still in the exploration/feasibility stage of its development and is not yet generating revenue, and as shown in the financial statements, has incurred losses in its development stage. The financial statements do not include any adjustments relating to the outcome of this situation.

Scottsdale, Arizona
March 13, 2000

                           NAMIBIAN COPPER MINES, INC.
                              (A Development Stage

                                    Company)

                                  BALANCE SHEET

                        December 31, 1999, 1998 and 1997


                                     ASSETS

                                                  1999             1998         1997
                                                  ----             ----         ----
CURRENT ASSETS
    Cash                                          $     212        $     328    $        328

DEFERRED MINERAL EXPLORATION COSTS

PROPERTY AND EQUIPMENT (AT COST)
    Mining properties (Haib Project)                                               1,588,799
    Roads
    Machinery and equipment                                           31,014          31,014
    Furniture, fixtures and office equipment                          16,788         129,311
                                                      -----           ------         -------

    Total property and equipment                                      47,802       1,749,124

    Less accumulated depreciation                                    (28,050)        (52,494)
                                                                     -------         -------

    Net property and equipment                                        19,752       1,696,630


OTHER ASSETS
    Organization Costs, net                          14,000           38,000          62,000
    Deposits and other assets
                                                     ------           ------          ------

    Net other assets                                 14,000           38,000          62,000
                                                     ------           ------          ------

    Total Assets                                  $  14,212        $  58,080    $  1,758,958
                                                  =========        =========    ============




   The accompanying notes are an integral part of these financial statements.

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                        December 31, 1999, 1998 and 1997

                                   LIABILITIES

                                                  1999             1998         1997
                                                  ----             ----         ----
CURRENT LIABILITIES
    Accounts Payable                              $     73,060     $            $
    Notes Payable                                                                    469,970
    Interest Payable

    Total Current Liabilities                           73,060       -               469,970

STOCKHOLDER'S EQUITY
    Common stock-authorized, 100,000,000 shares at
      $.001 par value; issued and outstanding,
      10,643,950 shares in 1999, 9,263,950 in
      1998, and 8,190,960 shares in 1997                10,944            9,264        8,191
    Paid in Capital                                 11,329,802       11,243,482   10,774,586
    Common stock subscribed - 1,085,000 shares
      in 1996
    Deficit accumulated during the
      development stage                            (11,399,594)     (11,194,666)  (9,493,789)

    Total Stockholder's Equity                         (58,848)          58,080    1,288,988
    Total liabilities and stockholder's equity    $     14,212     $     58,080 $  1,758,958
                                                  ============     ============ ============



                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                        December 31, 1999, 1998 and 1997

                                                                                                 Period from
                                                Cumulative                                       July 28, 1995
                                                during          Year ended      Year ended       through
                                                development     December 31,    December 31,     December 31,
                                                stage           1999            1998             1997
                                                -----           ----            ----             ----
Revenue
    Miscellaneous Income                        $      76,794   $     -         $     -          $      76,794

Expenses
    General and Administrative                      3,618,453         161,176          79,109        3,378,168
    Organizational Costs                              106,000          24,000          24,000           58,000
    Depreciation                                       61,465                           8,969           52,496
                                                       ------          ------           -----           ------
    Total expenses                                  3,785,918         185,176         112,078        3,488,664

    Loss from development stage operations         (3,709,124)       (185,176)       (112,078)      (3,411,870)

    Interest Income                                     7,144                                            7,144
                                                        -----        --------        --------            -----

    Net operating (loss)                           (3,701,980)       (185,176)       (112,078)      (3,404,726)

    Extraordinary income (expenses)

    Restatement of prior year expenses
     resulting from write-off of
     liabilities on the Hiab Project                  266,135                                          266,135

    Write-down of Hiab mining
     properties, net                               (3,477,840)                     (1,588,799)      (1,889,041)

    Loss of Disposal of Equipment                     (19,753)        (19,753)
    Write-off of exploration and development
     costs on the Hiab Project                     (4,466,157)                                      (4,466,157)
                                                   ----------                                       ----------

    Net (loss)                                  $ (11,399,595)  $    (204,929)  $  (1,700,877)   $  (9,493,789)
                                                =============   =============   =============    =============

    Net (loss) per share                        $       (1.21)  $       (0.02)  $       (0.19)   $       (1.16)
                                                =============   =============   =============    =============

    Weighted average shares                          9,443,508     10,103,950       9,085,118        6,194,988
                                                     =========     ==========       =========        =========


        The accompanying notes are an integral part of these statements.

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                        December 31, 1999, 1998 and 1997

                                                                                      Deficit
                                                                                      Accumulated
                                                        Additional     Common         During The
                                     Common Stock       Paid-in        Stock          Development
                                 Shares      Amount     Capital        Subscribed     Stage           Total
                                 ------      ------     -------        ----------     -----           -----
Balance at July 28, 1995            30,367   $     30   $              $              $               $          30

Shares issued at $.015 for
  services rendered              2,000,000      2,000         74,202                                         76,202
Shares issued at $0.15 for cash  2,967,493      2,967        441,747                                        444,714
Shares subscribed -
  145,000 shares @ $3.50                                                   507,500                          507,500
Net Loss                                                                                  (879,868)        (879,868)
                                 ---------   --------   ------------   --------         ----------       ----------

Balance at December 31, 1995     4,997,860   $  4,997   $    515,949 $     507,500    $   (879,868)   $     148,578

Issuance of subscribed shares      145,000        145        507,355      (507,500)

Shares issued for cash
    604,900 shares @ $3.50         604,900        605      2,116,545                                      2,117,150
    490,200 shares @ $5.00         490,200        491      2,450,509                                      2,451,000

Shares subscribed at $3.50
    For cash - 85,000 shares                                               297,500                          297,500
    For mining properties
      1,000,000 shares                                                   3,500,000                        3,500,000

    Net Loss                                                                            (2,327,161)      (2,327,161)
                                 ---------   --------   ------------   --------         ----------       ----------

Balance at December 31, 1996     6,237,960   $  6,238   $  5,590,358   $ 3,797,500    $ (3,207,029)   $   6,187,067

Issuance of subscribed shares    1,085,000      1,085      3,796,415    (3,797,500)

Shares issued for cash
    370,000 shares at $2.50        370,000        370        924,630                                        925,000
Shares issued for services
    498,000 shares at $.93         498,000        498        463,183                                        463,681

Net (loss)                                                                              (6,286,760)      (6,286,760)
                                 ---------   --------   ------------   --------         ----------       ----------

Balance at December 31, 1997     8,190,960   $  8,191   $ 10,774,586   $     -        $ (9,493,789)   $   1,288,988


   The accompanying notes are an integral part of these financial statements.

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)

                   STATEMENTS OF STOCKHOLDER'S EQUITY (CON'T)

                        December 31, 1999, 1998 and 1997

                                                                                      Deficit
                                                                                      Accumulated
                                                        Additional     Common         During The
                                     Common Stock       Paid-in        Stock          Development
                                 Shares      Amount     Capital        Subscribed     Stage           Total
                                 ------      ------     -------        ----------     -----           -----
Balance at December 31, 1997      8,190,960  $  8,191   $ 10,774,586   $    -         $ (9,493,789)   $   1,288,988

Issuance of shares for
  conversion of debt at $.44      1,072,990     1,073        468,897                                        469,970

Net (loss)                                                                              (1,700,877)      (1,700,877)
                                 ---------   --------   ------------   --------         ----------       ----------

Balance at December 31, 1998      9,263,950  $  9,264   $ 11,243,483        -         $(11,194,666)   $      58,081

Shares issued for cash
  900,000 at $.02                   900,000       900         17,100                                         18,000

Shares issued for services
  100,000 shares at $.02            100,000       100          1,900                                          2,000

Shares issued for cash
  680,000 shares at $.10            680,000       680         67,320                                         68,000

Net Loss                                                                                  (146,604)        (146,604)
                                  ---------   --------   ------------   --------         ----------       ----------

Balance at December 31, 1999     10,943,950    10,944     11,329,803        -          (11,194,666)            (523)
                                 ==========    ======     ==========                   ===========             ====


   The accompanying notes are an integral part of these financial statements.

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                           December 31, 1998 and 1997

                                                                                                 Period from
                                                Cumulative                                       July 28, 1995
                                                during          Year ended      Year ended       through
                                                development     December 31,    December 31,     December 31,
                                                stage           1999            1998             1997
                                                -----           ----            ----             ----
Cash flows from operating activities
    Net (loss)                                  $ (11,194,664)  $ (204,929)     $ (1,700,877)    $ (9,493,787)
    Adjustments to reconcile net loss to
      net used in operating activities:
        Depreciation                                  136,004                          8,969          127,035
        Decrease in accounts receivable                 2,422                                           2,422
        Amortization of organizational costs           82,000       24,000            24,000           58,000
        Loss or (gain) on Asset Sales                 (19,753)
        Decrease (increase) in deposits and              (760)                                           (760)
          other assets

        Increase (decrease) in accounts              (915,911)      73,538                           (915,911)
          payable

        Increase (decrease) in notes payable       (1,696,722)                      (469,970)      (1,226,752)
        Increase (decrease) in interest
          payable                                       7,113                                           7,113
                                                    ---------       ------         ---------        ---------
        Net cash (used) by operating activities   (13,580,518)    (127,144)       (2,137,878)     (11,442,640)

Cash flows from investing activities
        Write-off of exploration costs              4,466,157                                       4,466,157
        Write-off of machinery & office eqpt                        28,049
        Purchase of property and equipment           (931,920)                        79,109       (1,011,029)
        Expenditures on mineral exploration        (3,283,917)                                     (3,283,917)
          costs

        Write down of mining properties             5,654,010                      1,588,799        4,065,211
                                                    ---------       ------         ---------        ---------

        Net cash (used) by investing activities     5,904,330       28,049         1,667,908        4,236,422
                                                    ---------       ------         ---------        ---------

Cash flows from financing activities
        Sales of common stock                       6,871,516       98,980           469,970        6,401,546
        Common stock subscriptions received           805,000                                         805,000

        Net cash provided by financing activities   7,676,516       98,980           469,970        7,206,546
                                                          ---          ---               ---              ---

        Net increase (decrease) in cash                   328         (116)               -               328

        Cash at the beginning of period                                328               328
                                                          ---          ---               ---              ---

        Cash at end of period                   $         212          212      $        328              328
                                                =============          ===      ============              ===


   The accompanying notes are an integral part of these financial statements

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999


Namibian Copper Mines, Inc. (the "Company") is a mineral exploration and development company whose sole purpose is to explore and develop the Haib Copper Project in Namibia, Africa.

The Company was incorporated in the state of Delaware on October 20, 1989, under the name of Cordon Corporation and subsequently changed its name to Ameriserv Financial Corporation ("Ameriserv"). On April 19, 1994, bankruptcy proceedings for Ameriserv were finalized in the US Bankruptcy Court, Northern District of Texas. Under the terms of the reorganization plan, Ameriserv was forced to liquidate all of its assets and the proceeds were distributed amount the creditors, thereby satisfying all of Ameriserv's outstanding debts. Ameriserv ceased operations at the conclusion of the bankruptcy proceedings.

At a special shareholders meeting held on July 28, 1995, shareholders ratified the name change of the company from Ameriserv to Namibian Copper Mines, Inc. The shareholders also approved the Company entering into a Farm-In Agreement with Great Fitzroy Mines NL of Australia. In order to earn a 70% equity in the Haib Agreements the Company undertook a reverse split on the basis of 50:1, which reduced the shares held by the pre- bankruptcy shareholders to 30,367.

In July 1995, a private placement of the Company's common stock was undertaken in order to fund preliminary work on the Haib Copper Project, provide working capital to the Company, and to enable the company to undertake more substantial capital raising in the future. Seed capital was raised which resulted in 2,967,493 fully paid shares being issued. As compensation for services rendered in conjunction with the private placement, the Company issued 1,502,000 shares to two entities; such shares were recorded at their par value.

The Company issued Peter Prentice and Alan Doyle, directors of the Company, 249,000 fully paid shares each as compensation for services rendered; such shares were recorded at the private placement price of $0.15 per share, with a corresponding charge to expenses.

The Company is party to an agreement (the "Swanson Agreement") to acquire the mining claims owned by Mr. Swanson's company, Haib Copper Co. (Pty) Limited. The total purchase consideration is $3,780,000 subject to CPI indexation. Installments totaling

$427,000 has been paid to Mr. Swanson. The Swanson Agreement entitled the Company to explore the claims and carry out mining to obtain bulk samples. When the Company defaulted on their Farm-in Agreement, their interests in the Swanson Agreement transferred to Great Fitzroy Mines, their joint-venture partner.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         1.  Accounting Method
         ---------------------

         The Company's financial statements are prepared using United States generally accepted accounting principles with a fiscal year ending December 31.

         2.  Deferred Mineral Exploration Costs and Mineral Properties
         -------------------------------------------------------------

         Costs of acquisition and development relating to the Haib Project are capitalized on an area of interest basis.

         3.  Depreciation
         ----------------

         Depreciation is computed on a straight-line basis over an estimated service life of five years.

         4.  Income Taxes
         ----------------

         The Company has a net operating loss of approximately $11,000,000, which may be carried forward to reduce taxable income in future years through 2011. Because of the loss, no current provision for income taxes has been recorded for the year ended December 31, 1998.

         5.  Foreign Currency Transactions
         ---------------------------------

         Monetary assets and liabilities in foreign exchange currencies have been translated into United States dollars at the exchange rates prevailing at the balance sheet date. Other assets and liabilities, revenue and expenses arising from foreign currency transactions have been translated at the exchange rate prevailing at the date of the transaction. Gains and losses arising from these translation policies are included in income.

         6.  Use of Estimates
         --------------------

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED

         that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         7.  Estimated Fair Value Information
         ------------------------------------

         Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments" requires disclosure of the estimated fair value of an entity's financial instrument assets and liabilities, as defined, regardless of whether recognized in the financial statements of the reporting entity. The fair value information does not purport to represent the aggregate net fair value of the Company.

         The following  methods and  assumptions  were used to estimate the fair
         value  of  each  class  of  financial   instruments  for  which  it  is
         practicable to estimate that value:

         Cash
         ----

         The carrying value amount approximates fair value.

         Notes Payable
         -------------

         Fair value can not be determined due to the Company's lack of credit history.

NOTE C- DEVELOPMENT STAGE AND GOING CONCERN

         Since July 28, 1995, the Company has been in the development stage and its principal activities have consisted of raising capital, obtaining property or exploration rights and conducting exploratory operations in anticipation of completing a feasibility study on the Haib Copper Project.

         The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenue from mining operations and, at December 31, 1997, has accumulated a deficit from its operating activities and has incurred substantial obligations. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, and achieving satisfactory levels of profitable operations. The financial statements include adjustments resulting from the default on the Farm-In Agreement with Great Fitzroy Mines NL and the write-down of assets relating to the Haib Project. It is unlikely the Company will continue in the mining industry.

         In April 1999, the Company commenced discussions with two Cypress firms regarding acquiring their rights to various interests and agreements with a Russian government corporation involved with diamond cutting and marketing. The Company proposed to enter into identical agreements with two entities formed in and operating out of the island nation of Cyprus. These entities were Mosquito Mining Limited ("Mosquito") and Select Mining Limited ("Select"). Both entities are controlled by the same parties.

         The agreements were options to purchase rights to strategic interests and agreements developed by Mosquito and Select with the Russian governmental company JVSC Alrosazoloto Co. Ltd. Each set of interests and agreements was to be purchased in exchange for US $3,250,000 or, at the option of each of Mosquito and Select, common shares in the Company. The Company was to be able to exercise its right to the interests and agreements at any time within 120 days of signing each agreement at its discretion if certain conditions were met.

         A shareholder's meeting was held on August 2, 1999. At this meeting, the shareholders approved the proposed agreements. Members authorized a corporate name change, and an 8:1 rollback of the Company's common stock subject to a 120 due diligence period.

         After a further period of due diligence, the company decided not to proceed with the transaction as had been presented at the annual meeting.

NOTE D - DEFAULT ON FARM-IN AGREEMENT

         During 1997, the Company was unable to raise sufficient funds for the continued development of the Haib Project. As a result, the Company has defaulted on its Farm-In Agreement with Great Fitzroy Mines NL to earn an 80% interest in the Haib project. At December 31, 1997, the following adjustments and write-downs were made to reduce assets to their expected net realizable value.

         Deferred Mineral Exploration costs in the amount of $4,887,852 were written off.

NOTE D - DEFAULT ON FARM-IN AGREEMENT  CONTINUED

         In 1997,  total  capitalized  costs of the Haib mining property  in the
         amount  of  $5,740,262   were   reduced  by  $4,151,463  to  $1,588,799
         representing a 20% interest in the Haib project.

         Liabilities in the amount of $2,684,118 relating to the Haib project have been written off.

         Prior year expenses resulting from the write-off liabilities in the amount of $266,136 have been restated (reduced).

         Effective December 31, 1998, additional write-offs of $1,588,788 were made resulting in the Company owning no residual interest in the Haib Project.

         In 1999, the Company determined that it needed to write off all its remaining fixed assets, as they we no longer owned by the Company. All machinery and office equipment were removed from the balance sheet and the loss on the disposition of these assets were noted. Expenses were recorded for the purpose of getting the Company ready to re-register its stock on the NASD Bulletin Board. The Company has successfully completed the filing of its financial information with the SEC. Accordingly, the Company is in compliance with the new NASD OTC Bulletin Board eligibility rules for continued quotation as a fully reporting company.

NOTE E - WARRANTS

         At December 31, 1999, the Company had no outstanding warrants to be redeemed.

                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                          NAMIBIAN COPPER MINES, INC.


                           December 31, 1998 and 1997

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)

                               TABLE OF CONTENTS
                           December 31, 1998 and 1997

DOCUMENT                                     PAGE NO.
Table of Contents                            2
Auditor's Opinion                            3
Balance Sheet - Assets                       4
Balance Sheet - Liabilities                  5
Statement of Operations                      6
Statement of Stockholder's Equity            7-8
Statement of Cash Flows                      9
Notes to Financial Statements                10-14


                      ASHWORTH, MITCHELL, BRAZELTON, PLLC
                               4225 N. BROWN AVE.
                              SCOTTSDALE, AZ 85257

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               -------------------------------------------------

Board of Directors
Namibian Copper Mines, Inc.

We have audited the accompanying balance sheet of Namibian Copper Mines, Inc., as of December 31, 1998 and December 31, 1997, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Ain audit also included assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Namibian Copper Mines, Inc., as of December 31, 1998 and December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note D of the financial statements this company has defaulted on its Farm-In Agreement with Great Fitzroy Mines NL to develop the Haib project. These financial statements reflect this default and adjustments to accounts have been made to recognize this position.

/s/ Ashworth, Mitchell, Brazelton, PLLC
---------------------------------------
Scottsdale, Arizona
July 28, 1999

                          NAMIBIAN COPPER MINES, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET

                           December 31, 1998 and 1997

                                     ASSETS
                                                            1998           1997
                                                            -------------------
CURRENT ASSETS
        Cash                                                $    328       $        328

DEFERRED MINERAL EXPLORATION COSTS

PROPERTY AND EQUIPMENT (AT COST)
        Mining properties (Haib Project)                                      1,588,799
        Roads
        Machinery and equipment                               31,014             31,014
        Furniture, fixtures and office equipment              16,788            129,311
        Total property and equipment                          47,802          1,749,124
        Less accumulated depreciation                        (28,050)           (52,494)
        Net property and equipment                            19,752          1,696,630

OTHER ASSETS
        Organization Costs, net                               38,000             62,000
        Deposits and other assets
        Net other assets                                      38,000             62,000
        Total Assets                                        $ 58,080       $  1,758,958

   The accompanying notes are an integral part of these financial statements.

                          NAMIBIAN COPPER MINES, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET

                           December 31, 1998 and 1997

                                  LIABILITIES
                                                                 1998                1997
                                                                 ------------------------
CURRENT LIABILITIES
        Accounts Payable                                         $                   $
        Notes Payable                                                                      469,970
        Interest Payable                                         --------------       ------------
                        Total Current Liabilities                                          469,970

STOCKHOLDER'S EQUITY
        Common stock-authorized, 100, 000, 000 shares at
        $.001 par value; issued and outstanding, 8,190,960
        shares in 1997 and 6,237,960 in 1996                            9,264                8,191
        Paid in Capital                                            11,243,482           10,774,586
        Common stock subscribed - 1,085,000 shares in 1996
        Deficit accumulated during the development stage          (11,194,666)          (9,493,789)
                                                                  ------------          -----------

               Total Stockholder's Equity                              58,080            1,288,988
                                                                       ------            ---------
               Total liabilities and stockholder's equity        $     58,080        $   1,758,958


   The accompanying notes are an integral part of these financial statements

                          NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)

                            STATEMENT OF OPERATIONS

                           December 31, 1998 and 1997

                                                                                          Period from
                                                          Cumulative                      July 28, 1995
                                                          during           Year ended     through
                                                          development      December 31,   December 31,
                                                          stage            1998           1997
                                                          -----            ----           ----
Revenue
     Miscellaneous Income                                 $    76,794      $              $     76,794

Expenses
     General and Administrative                             3,457,277           79,109       3,378,168
     Organizational Costs                                      82,000            2,400          58,000
     Depreciation                                              61,465            8,969          52,496
                                                               ------            -----          ------
          Total expenses                                    3,600,742           90,478       3,488,664

Loss from development stage operations                     (3,523,948)        (112,078)     (3,411,870)
Interest Income                                                 7,144                            7,144

Net operating (loss)                                       (3,516,804)        (112,078)     (3,404,726)
                                                           -----------        ---------     -----------
Extraordinary income (expenses)

     Restatement of prior year expenses resulting
     from write-off of liabilities on the Hiab Project        266,135                          266,135
     Write-down of Hiab mining properties, net             (3,477,840)      (1,588,799)     (1,889,041)
     Write-off of exploration and development costs
     on the Hiab Project                                   (4,466,157)                      (4,466,157)
                                                           -----------                      -----------

Net (loss)                                                (11,194,666)      (1,700,877)     (9,493,789)
                                                          ===========       ==========      ==========

Net (loss) per share                                     $      (1.62)     $     (0.19)   $      (1.53)

Weighted average shares                                     6,917,520        9,085,118        6,194,988
                                                            =========        =========        =========

        The accompanying notes are an integral part of these statements.

                          NAMIBIAN COPPER MINES, INC.
                         (A Development Stage Company)

                       STATEMENTS OF STOCKHOLDERS EQUITY

                           December 31, 1998 and 1997

                                                                                                              Deficit
                                                                                                              Accumulated
                                                                                  Additional    Common        During The
                                                           Common Stock           Paid-in       Stock         Development
                                                       Shares         Amount      Capital       Subscribed    Stage       Total
                                                       ------         ------      -------       ----------    -----       -----
Balance at July 28, 1995                                   30,367     $    30     $             $             $           $      30

Shares issued at $.015 for services rendered            2,000,000       2,000         74,202                                 76,202
Shares issued at $0.15 for cash                         2,967,493       2,967        441,747                                444,714
Shares subscribed - 145,000 shares @ $3.50                                                          507,500                 507,500
Net Loss                                                                                                         (879,868) (879,868)
Balance at December 31, 1995                            4,997,860     $ 4,997     $  515,949    $   507,500   $  (879,868)$ 148,578
Issuance of subscribed shares                             145,000         145        507,355       (507,500)
Shares issued for cash
        604,900 shares @ $3.50                            604,900         605      2,116,545                              2,117,150
        490,200 shares @ $5.00                            490,200         491      2,450,509                              2,451,000
Shares subscribed at $3.50
        For cash - 85,000 shares                                                                    297,500                 297,500
        For mining properties
                1,000,000 shares                                                                  3,500,000               3,500,000
        Net Loss                                                                                 (2,327,161)             (2,327,161)
Balance at December 31, 1996                            6,237,960     $ 6,238     $5,590,358    $ 3,797,500   $(3,207,029)$6,187,067
Issuance of subscribed shares                           1,085,000       1,085      3,796,415     (3,797,500)
Shares issued for cash
        370,000 shares at $2.50                           370,000         370        924,630                                925,000
Shares issued for service
        498,000 shares at $.93                            498,000         498        463,183                                463,681
Net (loss)                                                                                                    (6,286,760)(6,286,760)
Balance at December 31, 1997                            8,190,960     $ 8,191     10,774,586    $      -      (9,493,789) 1,288,988

Issuance of shares for conversion
        of debt at $.44                                 1,072,990       1,073        468,897                                469,970

Net (loss)                                                                                                    (1,700,877)(1,700,877)
Balance at December 31, 1998                            9,253,950     $ 9,264     11,243,483    $      -     (11,194,666) $  58,081

   The accompanying notes are an integral part of these financial statements

                          NAMIBIAN COPPER MINES, INC.
                         (A Development Stage Company)

                            STATEMENT OF CASH FLOWS

                           December 31, 1998 and 1997

                                                                                                              Period from
                                                                      Cumulative                              July 28, 1995
                                                                      during              Year ended          through
                                                                      development         December 31         December 31
                                                                      stage               1998                1997
                                                                      -----               ----                ----
Cash flows from operating activities
        Net (loss)                                                    $   (11,194,664)    $ (1,700,877)       $    (9,493,787)
        Adjustments to reconcile net loss to net
                used in operating activities:
Depreciation                                                                  136,004            8,969                127,035
Decrease in accounts receivable                                                 2,422                                   2,422
Amortization of organizational costs                                           82,000           24,000                 58,000
Decrease (increase) in deposits and other assets                                 (760)                                   (760)
Increase (decrease) in accounts payable                                      (915,911)                               (915,911)
Increase (decrease) in notes payable                                       (1,696,722)        (469,970)            (1,226,752)
Increase (decrease) in interest payable                                         7,113                                   7,113

Net cash (used) by operating activities                                   (13,580,518)      (2,137,878)           (11,442,640)

Cash flows from investing activities
Write-off of exploration costs                                              4,466,157                               4,466,157
Purchase of property and equipment                                           (931,920)          79,109             (1,011,029)
Expenditures on mineral exploration costs                                  (3,283,917)                             (3,283,917)
Write down of mining properties                                             5,654,010        1,588,799              4,065,211
Net cash (used) by investing activities                                     5,904,330        1,667,908              4,236,422

Cash flows from financing activities
        Sales of common stock                                               6,871,516          469,970              6,401,546
        Common stock subscriptions received                                   805,000                                 805,000
        Net cash provided by financing activities                           7,676,516          469,970              7,206,546
        Net increase (decrease) in cash                                           328              -                      328
        Cash at the beginring of period                                                            328

Cash at end of period                                                             328       $      328          $         328

   The accompanying notes are an integral part of these financial statements

                          NAMIBIAN COPPER MINES, INC.
                         (A Development Stage Company)

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1998 and 1997

NOTE A - COMPANY BACKGROUND AND BUSINESS
----------------------------------------

Namibian Copper Mines, Inc., (the "Company") is a mineral exploraiton and development company whose sole purpose is to explore and develop the Haib Copper Project in Namibia, Africa.

The Company was incorporated in the state of Deleware on October 20, 1989, under the name of Cordon Corporation and subseqauently changed its name to Ameriserv Financial Corporation ("Ameriserv"). On April 19, 1994, bankruptcy proceedings for Ameriserv were finalized in the US Bankruptcy court, Northern District of Texas. Under the terms of the reorganization plan, Ameriserv was forced to liquidate all of its assets and the proceeds were distributed among the creditors, thereby satisfying all of Ameriserv's outstanding debts. Ameriserv ceased operations at the conclusion of the bankruptcy proceedings.

At a special shareholders meeting held on July 28, 1995, shareholders ratified the name change of the company from Ameriserv to Namibian Copper Mines, Inc. The shareholders also approved the Company entering into a Farm-In Agreement with Great Fitzroy Mines NL of Australia in order to earn a 70% equity in the Haib Agreements, the Company undertook a reverse split on the basis of 50:1 which reduced the shares held by the pre-bankruptcy shareholders to 30,367.

In July 1995, a private placement of the Company's common stock was undertaken in order to fund preliminary work on the Haib Copper Project, provide working capital to the Company, and to enable the Company to undertake more substantial capital raising in the future. Seed capital; was raised which resulted in 2,967,493 fully paid shares being issued. As compensation for services rendered in conjunction with the private placement, the Company issued 1,502,000 shares to two entities; such shares were recorded at their par value.

The Company issued Peter Prentice and Alan Doyle, directors of the Company, 249,000 full paid shares each as compensation for services rendered; such shares were recorded at the private placement price of $0.15 per share, with a corresponding charge to expenses.

The Company is party to an agreement (the "Swanson Agreement") to acquire the mining claims owned by Mr. Swanson's company, Haib Copper Co., (Pty)

                           NAMIBIAN COPPER MINES, INC.
                          (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 1998 AND 1997

NOTE A - COMPANY BACKGROUND AND BUSINESS - CONTINUED
----------------------------------------------------

indexation. Installments totaling $427,000 have been paid to Mr. Swanson. The Swanson Agreement entitled the Company to explore the claims and carry out mining to obtain bulk samples.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

Accounting Method
-----------------

The Company's financial statements are prepared using United States generally accepted accounting principles with a fiscal year ending December 31.

Deferred Mineral Eploration Costs and Mineral Properties
--------------------------------------------------------

Cost of acquisition and development relating to the Haib Project are capitalized on an area of interest basis.

Depreciation
------------

Depreciation is computed on a straight-line basis over an estimated life of five years.

Income Taxes
------------

The Company has a net operating loss of approximately $6,000,000 which may be carried forward to reduce taxable income in future years through 2011. Because of the loss, no current provision for income taxes has been recorded for the year ended December 31, 1998.

Foreign Currency Transactions
-----------------------------

Monetary assets and liabilities in foreign exchange currencies have been translated into United States dollars at the exchange rates prevailing at the balance sheet date. Other assets and liabilities, revenue and expenses arising from foreign currency transactions have been translated at the exchange rate prevailing at the date of the transaction. Gains and losses arising from these translation policies are included in income.

                          NAMIBIAN COPPER MINES, INC.
                         (A Development State Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 1998 AND 1997

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES CONTINUED
---------------------------------------------------------------

Use of Estimates
----------------

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Estimated Fair Value Information
--------------------------------

Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosure about Fair Value of Financial Instruments" reqauires disclosure of the estimated fair value of an entity's financial, instrument assets and liabilities, as defined, regardless of whether recognized in the financial statements of the reporting entity. The fair value information does not purport to represent the aggregate net fair value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash
----

The carrying value amount approximates fair value.

Notes Payable
-------------

Fair value cannot be determined due to the Company's lack of credit history.

NOTE C - DEVELOPMENT STAGE AND GOING CONCERN
--------------------------------------------

Since July 28, 1995, the Company has been in the development stage and its principal activiies have consisted of raising capital, obtaining property or exploration rights and conducting exploratory operations in anticipation of completing a feasibility study on the Haib Copper Project.

                          NAMIBIAN COPPER MINES, INC.
                         (A Development State Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31, 1998 AND 1997

NOTE C - DEVELOPMENT STAGE AND GOING CONCERN - CONTINUED
--------------------------------------------------------

The accompanying financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is not yet generating revenue from mining operations and, at December 1998, has accumulated a deficit from its operating activities and has incurred substantial obligations. Continuation of the Company as a going concern is dependent upon, among other things, obtaining additional capital, and achieving satisfactory levels of profitable operations. The financial statements including adjustments resulting from the default on the Farm-In Agreement with Great Fitzroy Mines NL and the writedown of assets relating to the Haib Project. It is unlikely that the Company will continue operating in the mining industry.

NOTE D - DEFAULT ON FARM-IN AGREEMENT
-------------------------------------

During 1997, the Company was unable to raise sufficient funds for the continued development of the Haib Project. As a result, the Company has defaulted on its Farm-In Agreement with Great Fitzroy Mines NL to earn an 80% interest in the Hiab Project. At December 31, 1997, the following adjustments and write-downs have been made to reduce assets to their expected net realizable value:

     Deferred Mineral Exploration costs in the amount of $4,887,852 have been written off.

     In 1997, total capitalized costs of the Haib mining property in the amount of $5,740,262 were reduced by $4,151,463 to $1,588,799 representing a 20%
     interest in the Haib Project.

     Liabilities in the amount of $2,684,118 relating to the Haib Project have been written off.

     Prior year's expenses resulting from the write off liabilities in the amount of $266,136 have been restated (reduced).

Effective December 31, 1998, additional write-offs of $1,588,788 were made resulting in the Company owning no residual interest in the Haib Project.

                          NAMIBIAN COPPER MINES, INC.
                         (A Development State Company)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

                           DECEMBER 31,1998 AND 1997

NOTE E - WARRANTS
-----------------

At December 31, 1998, the Company has no outstanding warrents to be redeemed.

NOTE F - SUBSEQUENT EVENTS
--------------------------

On April 2, 1999, 900,000 common shares (Restricted under Regulation s) were issued for cash at $.02 per share. 100,000 shares (Restricted under Rule 144) were issued to Billie J. Allred, Chief Financial Officer, for services at $.02 per share. On July 16, 1999, the Company issued 680,000 shares (Restricted under Regulation S) at $. 10 per share.




                            EXPERTS AND LEGAL MATTERS

     Legal matters pertaining to this registration statement will be passed upon for the Company by Gary R. Blume, Esq., Blume Law Firm , P.C., 11811 North Tatum Boulevard, Suite 1025, Phoenix, Arizona 85028.

     The financial statements of the Company for the years ended December 31, 1999 and 1998 appearing in this Form SB-2 Registration Statement have been audited by Ashworth, Mitchell, Brazelton, PLLC, independent auditors. The interim period ending September 30, 2000, was compiled by them from information furnished by the Company. These financial statements are set forth in their report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company has had no change of Accountants or disagreements with its Accountants since 1996.


                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has no policies in place regarding indemnification of its officers and directors. The Delaware Code Annotated provides corporations with the power to indemnify its officers, directors, employees and agents against threatened, pending or completed lawsuits involving company matters and against expenses and attorneys' fees incurred in connection with such action.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses of the Registration Statement are as follows:

Transfer Agent:            $3,000
Legal and Accounting:      $35,000
TOTAL                      $38,000


                     RECENT SALES OF UNREGISTERED SECURITIES

     Beginning June 30, 1999, we sold a total of 900,000 shares of our common stock pursuant to a Regulation S offering to one individual accredited investor residing off-shore. The total offering price was $18,000, or $0.02 per share. The funds from this offering were used for working capital. The offering was closed on July 10, 1999 with all shares sold.

     On July 27, 1999, we issued 100,000 shares of common stock to a single individual in exchange for accounting services rendered. The issuance price was $0.02 per share for a total of $2,000.

     From October 1, 1999 to October 22, 1999,we sold a further 580,000 shares of our common stock pursuant to a Regulation S offering to four (4) individual accredited investors residing off-shore. The total offering price was $57,000, or $0.10 per share. The funds from this offering were used for working capital.

     On October 26, 1999, we issued 900,000 shares of common stock to four (4) individuals in exchange for services and payables rendered. The issuance price was $0.01 per share for a total of $90,000.

     We sold 1,520,000 shares of our common stock for operating capital beginning on February 25, 2000. These shares were issued to five (5) accredited investors residing off-shore and were issued under a Regulation S offering. The offering price was $0.01 per share for a total offering of $15,200. The offering was closed on March 18, 2000.

     An offering was commenced on May 8, 2000 for a total of 4,000,000 shares and 4,000,00 warrants for shares of common stock. The shares were sold at $0.10 per share for a total offering of $400,000 and the proceeds were used for working capital. The warrants are exercisable at $0.15 each and expire on June 30, 2002. This offering closed on September 14, 2000.

     On August 1, 2000, 1,500,000 shares of common stock were issued to two (2) individuals in exchange for services rendered at an issuance price of $0.15 per share for a total of $225,000.


                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                     Exhibit           Description
                      3.            Articles of Incorporation and Bylaws
                           3a.          Articles of Incorporation and Amendments
                     23.            Consent of Experts and Counsel
                           23a.     Consent of Independent Auditor
                           23b.     Consent of Counsel
                     27.            Financial Data Schedule

                                  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The issuer will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act, to reflect in the prospectus any facts or events which represent a fundamental change in the information in the registration statement and to include any additional or changed material information on the plan of distribution.

     For determining liability under the Securities Act, the issuer will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     The issuer will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona.

                                               AMERICAN SOUTHWEST HOLDINGS, INC.

                                                                  /s/ Alan Doyle
                                                                  --------------
                                                   Alan Doyle, President and CEO

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary R. Blume, Esq. as true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereon.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Alan Doyle                                                  October 31, 2000
--------------                                                  ----------------
Alan Doyle         President, Secretary, Treasurer, Director           Date




/s/ Peter Holsworth                                             October 31, 2000
-------------------                                             ----------------
Peter Holsworth          Director                                      Date

/s/ John Yellich                                                October 31, 2000
----------------                                                ----------------
John Yellich             Vice President                                Date

/s/ Steven Liu                                                  October 31, 2000
--------------                                                  ----------------
Steven Liu               Vice President                                Date


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